Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273968

Prospectus Supplement

(To Prospectus dated August 14, 2023)

Up to US$45,000,000

Class A ordinary shares

We have entered into a sales agreement (the “Sales Agreement”) with Maxim Group LLC (“Maxim” or the “Sales Agent”), dated August 21, 2025, relating to the sale of shares of our Class A ordinary shares, par value US$0.002 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our Class A ordinary shares having an aggregate offering price of up to US$45,000,000 from time to time through Maxim, acting as our sales agent.

Sales of our Class A ordinary shares, if any, under this prospectus supplement may be made at market prices by any method permitted by law that are deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”).

The Sales Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, and the Sales Agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. The Sales Agent will use its commercially reasonable efforts to sell on our behalf all the Class A ordinary shares requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We will pay the Sales Agent as compensation a fixed commission rate of 2.5% of the gross proceeds of each sale of Class A ordinary shares. In connection with the sale of Class A ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

The Class A ordinary shares are listed on the Nasdaq Stock Market under the symbol “NA.” The last reported sale price of the Class A ordinary shares on August 20, 2025 was US$4.50 per Class A ordinary share.

We are subject to a number of prohibitions, restrictions and potential delisting risks under the Holding Foreign Companies Accountable Act (the “HFCAA”). Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the U.S. Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA, among other things, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA as it was originally passed from the original three years to two, and thus, reduced the time before a Commission-identified Issuer’s securities may be prohibited from trading or delisted. In August 2022, the PCAOB, the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the PRC signed a Statement of Protocol (the “Statement of Protocol”), which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Our auditor, MaloneBailey, LLP, is not among the PCAOB-registered public accounting firms headquartered in China and Hong Kong that are subject to PCAOB’s determination issued on December 16, 2021 of having been unable to inspect or investigate completely. However, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the HFCAA and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. In particular, recent policy statements and regulatory actions by the PRC government, such as those related to the cryptocurrency mining business, may adversely impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign stock exchange, which may cause our Class A ordinary shares to be prohibited from trading or to be delisted from the Nasdaq Capital Market or any other U.S. stock exchange. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China” in our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 11, 2025 (the “2024 20-F”).

We face various legal and operational risks and uncertainties related to being based in and having significant operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings and oversight on cybersecurity and data privacy. The PRC government may intervene in or influence our operations at any time, or may exert control over operations of our business, which could result in a material change in our operations and/or the value of our Class A ordinary shares. See also “Risk Factors—Risks Related to Conducting Business in China—The PRC government has significant authority to exert influence on the China operations of an offshore holding company, and offerings conducted overseas and foreign investment in China-based issuers, such as us. Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, results of operations, financial condition, and the value of our securities.” We may need to make material changes in our operations to comply with those requirements and/or the value of our Class A ordinary shares might be affected. PRC government’s certain administrative requirements in regulating our operations, the overseas offering and listing of China-based issuers, and foreign investments could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over the conduct of our business and may intervene with or influence our operations or the development of the relevant industry as it deems appropriate to further regulatory, political and societal goals, subject to necessary procedures. Uncertainties regarding the enforcement of laws and that the rules and regulations in China can change quickly with little advance notice. See “Risk Factors—Risks Related to Conducting Business in China—Uncertainties with respect to the enforcement of and changes in laws and regulations in China could have a material adverse effect on our business, results of operations, financial condition and future prospects, and cause our Class A ordinary shares to significantly decline in value or become worthless,” and “Risk Factors—Risks Related to Conducting Business in China—The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.” Furthermore, the PRC government has recently exerted more oversight and control over overseas securities offerings and foreign investment in China-based companies, and these rules could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. See “Risk Factors—Risks Related to Conducting Business in China—Recent regulatory developments in China may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capitals overseas, all of which could materially and adversely affect our business and cause the value of our Class A ordinary shares to significantly decline or become worthless.”

Investors in our Class A ordinary shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company. Nano Labs Ltd is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China and our subsidiaries in Hong Kong. Such structure involves unique risks to investors in our Class A ordinary shares. Investors may never directly hold equity interests in our PRC subsidiaries with substantive operations. We also cannot assure you that the Chinese regulatory authorities will not disallow such a structure. If the Chinese regulatory authorities disallow the structure, it would likely result in a material change in our operations and cause the value of our Class A ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance” in the 2024 20-F.

In recent years, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. The PRC government also exerts more control over offerings conducted overseas and foreign investment in China-based issuers. In particular, on February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (1) companies incorporated in the PRC, or PRC domestic companies, directly and (2) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The Trial Measures requires (i) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (ii) the filing of their underwriters or placement agents with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC came into effect. Confidentiality and Archives Administration Provisions stipulate that the PRC companies seeking overseas offerings and listings, either directly or indirectly, as well as securities firms and securities service providers (both the PRC and overseas) involved in relevant businesses, must not disclose any state secrets or confidential information of government agencies, nor harm national security and public interests. Additionally, if a domestic company provides accounting archives or copies of such archives to any entities, including securities firms, securities service providers, overseas regulators and individuals, it must comply with due procedures in accordance with applicable regulations. We believe that offerings under this prospectus do not involve the disclosure of any state secret or confidential information of government agencies, nor does it harm national security and public interests. However, we may need to perform additional procedures concerning the provision of accounting archives. The specific requirements of these procedures are currently unclear, and we cannot guarantee our ability to execute them. According to the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”) published by the CSRC on February 17, 2023, issuers that had already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement and for our future offerings of our securities in an overseas market, including Nasdaq, under the Trial Measures. Other than the CSRC filing procedure we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, we and our PRC subsidiaries, as advised our PRC legal counsel, Zhong Lun Law Firm, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus. See “Risk Factors—Risks Related to Conducting Business in China—Recent regulatory developments in China may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capitals overseas, all of which could materially and adversely affect our business and cause the value of our Class A ordinary shares to significantly decline or become worthless” in the 2024 20-F.

The structure of cash flows within our organization, and the applicable regulations, are as follows. After foreign investors’ funds enter Nano Labs Ltd, our holding company, subject to the cash demand of our PRC and Hong Kong subsidiaries, the funds can be transferred to our wholly owned Cayman subsidiaries, then to our wholly owned BVI subsidiaries, then to our Hong Kong subsidiaries, which will further distribute the funds to our PRC subsidiaries. If we intend to distribute dividends, PRC subsidiaries will transfer the dividends to our Hong Kong subsidiaries in accordance with the laws and regulations of the PRC, and then our Hong Kong subsidiaries will transfer the dividends all the way up to Nano Labs Ltd, and the dividends will be distributed from Nano Labs Ltd to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. The cross-border transfer of funds within our corporate group under our direct holding structure must be legal and compliant with relevant laws and regulations of China. In utilizing the proceeds from offerings under this prospectus, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions and to our affiliated entities only through loans, subject to applicable government reporting, registration and approvals. See “Item 14. Material Modifications to the Rights of Security Holders and Use of Proceeds—Use of Proceeds” and “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of the securities offering to make loans or additional capital contributions to our PRC subsidiaries” in the 2024 20-F. In 2022, 2023 and 2024, we transferred cash proceeds of US$24.3 million, US$17.5 million and US$13.1 million to our PRC subsidiaries for the settlement of intercompany transactions and as paid-in capital for our PRC subsidiaries, and none of our PRC subsidiaries has issued any dividends or distributions to respective holding companies or any investors as of the date of this prospectus. We do not have any present plan to pay any cash dividends on our ordinary shares . We have, from time to time, transferred cash between our PRC subsidiaries to fund their operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between such subsidiaries. As of the date of this prospectus, no cash generated from our PRC subsidiaries has been used to fund operations of any of our non-PRC subsidiaries. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, as long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. We currently do not have any cash management policy that dictate the transfer of cash between our subsidiaries. See “Item 4. Information of the Company—B. Business Overview—Regulation—PRC Laws and Regulations relating to Foreign Exchange” in the 2024 20-F for details of such procedures.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 30 votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share can be convertible into Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person or entity that is not Mr. Jianping Kong, Mr. Qifeng Sun or their affiliate (as defined in our currently effective memorandum and articles of association), or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person who is not Mr. Jianping Kong, Mr. Qifeng Sun or their affiliate, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares. See “Description of Share Capital.”

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and, as such, will be subject to reduced public company reporting requirements.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of the Nasdaq Stock Market.

Investing in these securities involves risks. See the “Risk Factors” on page S-8 of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference. Any representation to the contrary is a criminal offense.

MAXIM GROUP LLC

Prospectus Supplement dated August 21, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On August 14, 2023, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-273968), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on September 1, 2023. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$100,000,000 of our Class A ordinary shares, preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, as described in the accompanying prospectus. We are selling Class A ordinary shares in this offering. Other than Class A ordinary shares being sold pursuant to this offering, we have not sold any securities under this shelf registration statement.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated August 14, 2023 included in the registration statement on Form F-3 (No. 333-273968), including the documents incorporated by reference therein, which provides more general information, some of which may not be applicable to this offering.

This prospectus supplement provides specific details regarding the offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus provided in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any other offering materials, or any sale of relevant securities. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of us to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated or unless the context otherwise requires, references to:

●	“China” and “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region;

●	“Class A ordinary shares” refers to our Class A ordinary shares, par value US$0.002 per share;

●	“Class B ordinary shares” refers to our Class B ordinary shares, par value US$0.002 per share;

●	“RMB” and “Renminbi” refers to the legal currency of China;

●	“shares” and “ordinary shares” refers to prior to the completion of any offerings under this prospectus, our pre-offering ordinary shares, and upon and after the completion of any offerings under this prospectus, are to our Class A ordinary shares and our Class B ordinary shares;

●	“US$,” “$” and “U.S. dollars” refers to the legal currency of the United States of America; and

●	“we,” “us,” “our company,” “our,” and “our group” refers to Nano Labs Ltd, our Cayman Islands holding company, its predecessor entity and its subsidiaries, as the context requires.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

This prospectus supplement contains translations between Renminbi and U.S. dollars solely for the convenience of the reader. Unless otherwise stated, the translation of Renminbi into U.S. dollars has been made at RMB7.1586 to US$1.00, the central parity rate on June 30, 2025 published by the People’s Bank of China. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights selected information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.

Our Business Overview

We are a leading Web 3.0 infrastructure and product solution provider in China, specialized in the development of HTC chips and HPC chips. We have built a comprehensive FPU architecture which offers solution that integrates the features of both HTC and HPC. In addition, we have actively positioned ourselves in the crypto assets space, adopting BNB as our primary reserve asset. As of August 20, 2025, we have accumulated nearly US$180 million in mainstream cryptocurrencies including BNB and BTC.

We plan to further strengthen our BNB strategic reserve through multiple approaches, including continued accumulation of BNB, acquisition of controlling stakes in BNB-focused strategic reserve entities, and investment in companies dedicated to holding BNB as a core reserve asset.

We have established an integrated solution platform covering two main business verticals, including HTC solutions and HPC solutions. Our HTC solutions feature our proprietary Cuckoo series chips, which have become alternative ASICs solutions for traditional GPUs. Our HPC solutions offer both HPC chips, Darkbird, and Bitcoin mining machine, iPollo. In addition to HTC and HPC chips, we launched our Darksteel series, which can be applied to both industrial and commercial sectors by offering distributed computing and data storage solutions, in the fourth quarter of 2021.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference herein. For instructions on how to find copies of these and our other filings incorporated by reference in the accompanying prospectus, see “Where You Can Find More Information About Us” in this prospectus.

Overview of BNB

BNB functions as the core utility and governance token within the BNB chain ecosystem (BNB Chain), supporting diversified use cases primarily including decentralized finance (DeFi), centralized finance (CeFi), and payment solutions (PayFi). BNB operates as a multifunctional, scalable blockchain infrastructure token essential to BNB Chain’s ecosystem operations and innovation. BNB may be utilized to enable transaction fee payments, staking/governance participation, liquid staking derivatives, CeFi privileges, real-world payments, decentralized storage, and financial services, while supporting ecosystem growth through validator rewards and protocol governance.

BNB Token Supply Mechanisms

BNB was launched in 2017 with an initial total supply of 200 million tokens. The protocol operates a deflationary model that progressively reduces supply. As of July 2025 following the 32nd quarterly burn event, BNB’s total supply stood at approximately 139.29 million tokens.

For the token generation mechanism, BNB implements zero post-launch token minting, eliminating inflationary mechanisms. Supply reduction occurs exclusively through burning. Cross-chain transfers between BNB Smart Chain (BSC) and BNB Greenfield utilize lock/unlock protocols, and there is no new token creation for BNB.

For the burn mechanism, BNB employs two primary burn mechanisms, including (1) auto-burn, which executes algorithmic quarterly burns based on BNB market price and BSC block production metrics, which constitutes an auditable, transparent on-chain process independent of centralized exchanges, and (2) real-time burn, which destroys a portion of BSC gas fees per block where governance mechanisms determine the burn ratio, dynamically adjusting according to network activity.

In addition, BNB operates as a deflationary token. The auto-burn and real-time burn mechanisms systematically reduce total supply. There is no inflation mechanism for BNB, as it prohibits new token creation.

BNB Ecosystem

The BNB ecosystem comprises multiple blockchains, including BSC, opBNB (Layer-2 scaling solution), and BNB Greenfield (decentralized storage network), collectively establishing infrastructure supporting Web3, DeFi, AI, and data tokenization innovations. BNB serves as the core utility token enabling payment fees, staking, governance, storage, and real-world transactions across this ecosystem.

BNB Lifecycle

BNB commenced its lifecycle with a genesis event in 2017, launching via an initial coin offering where 200 million tokens were minted. It initially existed as an Ethereum ERC-20 token before migrating to become the native token of BNB Chain. The protocol explicitly prohibits the creation of any new tokens after this genesis event.

Our Cryptocurrency Holdings

In 2024, we acquired a total of approximately 361 Bitcoins with an average purchase price of approximately US$99,765 per Bitcoin, inclusive of fees and expenses. We did not sell any Bitcoin in 2024. From January 1, 2025 to April 10, 2025, we acquired a total of approximately 40 Bitcoins with an average purchase price of approximately US$97,565 per Bitcoin, inclusive of fees and expenses.

In 2024, we also acquired and sold a total of approximately 4.1 million USDTs. Transactions involving USDT were generally valued based on a 1:1 exchange rate with the U.S. dollar.

As of June 30, 2025, we carried US$108.5 million of cryptocurrencies on our balance sheet, consisting of approximately 1,000 Bitcoins and 882 thousand USDTs, reflecting US$6.8 million unrealized gain on changes in fair value of cryptocurrencies, and US$2.5 million unrealized loss on changes in fair value of convertible notes, attributable to Bitcoin trading price fluctuations.

As of August 20, 2025, we held approximately 600 Bitcoins, 128,000 BNBs and 304 thousand USDTs. As of August 20, 2025, at 4:00 p.m. Eastern Time, the market price of one Bitcoin reported on Binance was US$114,268.01 and the market price of one BNB reported on Binance was US$869.09.

Custody of our Cryptocurrency Holdings

We maintain our cryptocurrency holdings in wallets hosted on reputable exchanges, including Hashkey Exchange, CEFFU, Coinbase and Binance. The selection of these exchanges involves a careful evaluation of their security measures, regulatory compliance, and requires approval by our senior management. When establishing new wallets, an operational representative and two additional reviewers are required to be physically present. Wallet passwords are set and securely maintained by one designated reviewer. We employ a robust “3-of-2” multi-signature security arrangement to enhance protection, requiring multiple authorized signatures to authorize transactions. Hardware wallets are securely stored in dedicated safes. Software wallets are utilized strictly as transitional platforms, facilitating individual incoming and outgoing transactions without retaining balances, thereby minimizing exposure and enhancing security. Our auditor performs annual procedures in compliance with PCAOB rules, including existence verification, to reasonably assure the balance of our cryptocurrency assets reported in the consolidated balance sheets are free of material misstatement.

Nearly 40.0% of our cryptocurrency assets is custodied by CEFFU, a secure and independent institutional custody platform specializing in virtual asset safekeeping. Operating as an independent entity, CEFFU maintains rigorous security protocols, compliance standards, and governance frameworks. For our cryptocurrency assets stored in CEFFU, we are not aware of the proportion of private keys that are held in hot, warm or cold storage. The cryptocurrency holdings stored by the CEFFU are completely segregated and verifiable on-chain. CEFFU has SOC II Type II audits from its auditor to ensure the security of our cryptocurrency assets. Specifically, CEFFU utilizes multi-party computation technology to eliminate single points of private key vulnerability. By distributing key shares across FIPS 140-2 compliant hardware security modules with strict non-exportability controls, this cryptographic architecture ensures end-to-end protection against key compromise. However, CEFFU does not provide insurance on client assets under custody. Instead, CEFFU maintains its own internal risk management and asset allocation policies.

Per our agreement with CEFFU, we are obligated to provide and maintain current and precise KYC/AML documentation. CEFFU conducts rigorous identity verification, continuously monitors transactions for suspicious activity, and adheres strictly to anti-money laundering regulations. Fees for services are detailed in a separate fee letter and may be adjusted by CEFFU with prior notice to us. Either party may terminate the agreement with thirty days’ written notice. In addition, CEFFU retains the unilateral right to immediately suspend or close accounts in cases of material breaches, fraudulent activities, regulatory enforcement actions, or violations of AML requirements.

The majority of our remaining cryptocurrency assets are custodied by Binance, which does not make custodian agreements publicly available according to its internal policy. As a result, we lack visibility into the custody arrangements, including how the private key is stored, whether there is potential commingling with other client assets, and whether Binance maintains insurance coverage for our holdings.

Our Corporate History and Structure

We are a Cayman Islands holding company and primarily conduct our operations in China through our PRC subsidiaries. We first started our business designing and developing high throughput computing solutions through Zhejiang Haowei Technology Co., Ltd., or Zhejiang Haowei, incorporated in July 2019. Since our inception, we have been devoted to the design and development of computing power solutions.

On January 8, 2021, we incorporated Nano Labs Ltd, our holding company, as an exempted company with limited liability under the laws of the Cayman Islands. In 2021, we underwent a series of corporate reorganization in anticipation of our initial public offering, including incorporation of our company as the listing vehicle, incorporation of our oversea holding companies and issuance of shares to shareholders of Zhejiang Haowei. In May 2021, we completed a one-for-10,000 shares subdivision, following which our authorized share capital of US$50,000 is divided into 500,000,000 ordinary shares of US$0.0001 each.

On July 12, 2022, our American depositary shares representing Class A ordinary shares commenced trading on the Nasdaq Global Market under the symbol of “NA.” On December 29, 2023, Citibank N.A. distributed a notification regarding the amendment to the deposit agreement, dated December 19, 2023, as amended, and the termination of American depositary receipts facility for our American depositary shares, effective from February 1, 2024.

Effective from January 31, 2024, we conducted a 2-to-1 share consolidation, which consolidated two shares with a par value of US$0.0001 each in our issued and unissued share capital into one share with a par value of US$0.0002. Upon the effectiveness of such share consolidation, our authorized share capital became US$50,000 divided into 250,000,000 ordinary shares of par value of US$0.0002 each, comprising (1) 121,410,923 Class A ordinary shares of par value of US$0.0002 each, (2) 28,589,078 Class B ordinary shares of par value of US$0.0002 each and (3) 99,999,999 shares of a par value of US$0.0002 each of such class or classes (however designated) as our board of directors may determine in accordance with our memorandum and articles of association, as amended. Effective from November 3, 2024, we conducted a 10-to-1 share consolidation, which consolidated 10 shares with a par value of US$0.0002 each in our issued and unissued share capital into one share with a par value of US$0.002. Upon the effectiveness of such share consolidation, our authorized share capital became US$50,000 divided into 25,000,000 ordinary shares of par value of US$0.002 each, comprising (1) 12,141,093 Class A ordinary shares of par value of US$0.002 each, (2) 2,858,908 Class B ordinary shares of par value of US$0.002 each, and (3) 9,999,999 shares of a par value of US$0.002 each of such class or classes (however designated) as our board of directors may determine in accordance with our memorandum and articles of association, as amended. Unless otherwise indicated, shares and per share amount in this annual report represent the actual ones at the relevant time. Effective from 18 December 2024, we re-designated 2,000,000 undesignated shares as Class A ordinary shares. Upon the effectiveness of such share re-designation, our authorized share capital became US$50,000 divided into 25,000,000 ordinary shares of par value of US$0.002 each, comprising (1) 14,141,093 Class A Ordinary Shares of par value of US$0.002 each, (2) 2,858,909 Class B Ordinary Shares of par value of US$0.002 each and (3) 7,999,998 shares of a par value of US$0.002 each of such class or classes (however designated) as the board of directors may determine in accordance with our memorandum and articles of association, as amended.

On March 7, 2025, we (1) increased the authorized share capital from US$50,000 divided into 25,000,000 ordinary shares of par value of US$0.002 each to US$4,200,000 dividing into 2,100,000,000 shares with a par value of US$0.002 each, comprising 1,097,141,091 Class A ordinary shares, 2,858,909 Class B ordinary shares, and 1,000,000,000 shares of a par value of US$0.002 each of such class or classes (however designated) as our board of directors may determine in accordance with our memorandum and articles of association, as amended; and (2) increased the votes per Class B ordinary share from 15 to 30.

The following diagram illustrates our corporate structure as of the date of this prospectus.

(1)	The remaining 35% equity interest is owned by Hangzhou Lin’an Mantefu Technology Co., Ltd., an unaffiliated third party.

(2)	The remaining 30% equity interest is owned by Metadata Labs Inc., an unaffiliated third party.

Our Risks and Challenges

Investing in our Class A ordinary shares entails a significant level of risk. Before investing in our Class A ordinary shares, you should carefully consider the risks and uncertainties summarized below, the risks described under the “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus , as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” and those included in the accompanying prospectus and the documents incorporated by reference herein and therein, alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition.

Nano Labs Ltd is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China and Hong Kong. As a result, Nano Labs Ltd’s ability to pay dividends depends upon dividends paid by our subsidiaries in China and Hong Kong. If our existing PRC and Hong Kong subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. We face various legal and operational risks and uncertainties related to being based in and having significant operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we face risks associated with regulatory approvals of offshore offerings and oversight on cybersecurity and data privacy. The PRC government may intervene in or influence our operations at any time, or may exert control over operations of our business, which could result in a material change in our operations and/or the value of our Class A ordinary shares. See also “Risk Factors—Risks Related to Conducting Business in China—The PRC government has significant authority to exert influence on the China operations of an offshore holding company, and offerings conducted overseas and foreign investment in China-based issuers, such as us. Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, results of operations, financial condition, and the value of our securities.” We may need to make material changes in our operations to comply with those requirements and/or the value of our Class A ordinary shares might be affected. PRC government’s certain administrative requirements in regulating our operations, the overseas offering and listing of China-based issuers, and foreign investments could significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares and/or other securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over the conduct of our business and may intervene with or influence our operations or the development of the relevant industry as it deems appropriate to further regulatory, political and societal goals, subject to necessary procedures. Uncertainties regarding the enforcement of laws and that the rules and regulations in China can change quickly with little advance notice. See “Risk Factors—Risks Related to Conducting Business in China—Uncertainties with respect to the enforcement of and changes in laws and regulations in China could have a material adverse effect on our business, results of operations, financial condition and future prospects, and cause our Class A ordinary shares to significantly decline in value or become worthless,” and “Risk Factors—Risks Related to Conducting Business in China—The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.” Furthermore, the PRC government has recently exerted more oversight and control over overseas securities offerings and foreign investment in China-based companies, and these rules could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. See “Risk Factors—Risks Related to Conducting Business in China—Recent regulatory developments in China may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capitals overseas, all of which could materially and adversely affect our business and cause the value of our Class A ordinary shares to significantly decline or become worthless.”

Our significant BNB holdings and reserve asset strategy focusing on BNB may subject us to various operational risks. The BNB token operates on blockchain technology and networks, including the BNB Chain, which may contain bugs, errors, and vulnerabilities which may materially and adversely affect the value of our BNB reserves. See “Risk Factors—Risks Related to Our Operations—Technical flaws, security breaches, or failures within the BNB blockchain ecosystem could impair the utility value of our BNB holdings.” BNB derives significant value from its association with and utility across platforms operated by Binance, adverse developments affecting Biance may cause BNB’s market price to decline substantially and materially. See “Risk Factors—Risks Related to Our Operations—BNB’s value and utility are heavily dependent on the ongoing operation, success, and reputation of Binance and its affiliates, exposing our reserves to material devaluation.” Binance exerts centralized control over critical token attributes, thus may implement changes without our consent that reduce token scarcity, diminish utility, alter fee structures, or disadvantage holders, including us. See “Risk Factors—Risks Related to Our Operations—BNB’s value and utility are heavily dependent on the ongoing operation, success, and reputation of Binance and its affiliates, exposing our reserves to material devaluation.” BNB faces intense competition and rapid technological change, and the emergence of superior technology, more popular platforms, or changes in developer or user preferences could render BNB or the BNB Chain ecosystem less competitive or obsolete. See “Risk Factors—Risks Related to Our Operations—Significant concentration of reserve value in BNB amplifies exposure to token-specific failures. Competition and potential technological obsolescence may adversely impact BNB’s value.” As a significant holder of BNB, our attempts to sell large quantities could materially exceed market depth at desired prices, thus adversely affecting the value of our entire reserve position. See “Risk Factors—Risks Related to Our Operations—Our BNB holdings may face unique liquidity challenges or devaluation due to concentration or market perception. Liquidity constraints may prevent us from converting BNB holdings into fiat currency or stable value when needed, or without significant losses.” Our reserve asset strategy concentrates significant value in BNB, and any BNB-specific risks will disproportionately and adversely affect the value of our reserves compared to a more diversified portfolio. See “Risk Factors—Risks Related to Our Operations—Significant concentration of reserve value in BNB amplifies exposure to token-specific failures. Competition and potential technological obsolescence may adversely impact BNB’s value.” We hold BNB as a reserve asset and intend to acquire additional BNB, exposing us to extreme price fluctuations inherent in crypto assets. See “Risk Factors—Risks Related to Our Operations—Significant volatility in the market price of BNB may cause material losses and adversely affect our financial position.” In addition, BNB markets may lack sufficient depth to execute large transactions without significantly impacting its price, and we may not be able to liquidate our BNB reserves at necessary times, or only at distressed prices. See “Risk Factors—Risks Related to Our Operations—Our BNB holdings may face unique liquidity challenges or devaluation due to concentration or market perception. Liquidity constraints may prevent us from converting BNB holdings into fiat currency or stable value when needed, or without significant losses.”

Investors in our Class A ordinary shares are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company. Nano Labs Ltd is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China and our subsidiaries in Hong Kong. Such structure involves unique risks to investors in our Class A ordinary shares. Investors may never directly hold equity interests in our PRC subsidiaries with substantive operations. We also cannot assure you that the Chinese regulatory authorities will not disallow such a structure. If the Chinese regulatory authorities disallow the structure, it would likely result in a material change in our operations and cause the value of our Class A ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance” in the 2024 20-F.

The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition.

See “Risk Factors” on page S-8 of this prospectus supplement for a discussion of risks related to our ordinary shares and this offering. In addition, you should carefully consider the matters discussed under “Risk Factors” in the 2024 Form 20-F as well as other documents incorporated by reference into the accompanying prospectus.

Recent Developments

Strategic Approaches to Cryptocurrency Reserves and Stablecoin Implementation

On July 3, 2025, we announced the purchase of 74,315 BNB tokens through the over-the-counter (“OTC”) format at an average price of approximately US$672.45, with a total transaction value of about US$50 million. This transaction made a successful initial step in our BNB strategic plan and underscored our commitment to increasing BNB holdings over time. However, we may face execution challenges for our BNB strategic plan in relation to market liquidity constraints and price volatility that may increase acquisition costs, among others.

On July 8, 2025, we announced a strategic partnership with Layer 2 cross-chain bridge protocol Orbiter Finance to jointly develop a compliant stablecoin distribution and exchange service across multiple networks. The service will support various compliant stablecoins, including those pegged to USD, HKD, offshore RMB. Leveraging Orbiter Finance’s multi-chain support capabilities alongside our expertise in Web3.0, the new solution aims to provide users with low-cost, compliant cross-chain transfers and mainstream token exchanges. The initial product is expected to launch in Q4 2025, with the tentative domain name NBNB.io. Built on a secure and efficient cross-chain infrastructure for stablecoins, this collaboration is designed to promote the widespread adoption of compliant stablecoins across both DeFi and traditional finance sectors. Looking ahead, both parties plan to expand support for additional blockchains and drive adoption in institutional-grade applications.

On July 22, 2025, we announced a significant increase of our BNB holdings to 120,000 tokens, representing a total market value of approximately US$90 million, through acquiring an additional 45,685 BNB tokens through OTC transactions at an average purchase price of approximately US$764 per token. This move marks significant progress and a major milestone in our full-scale upgrade of our BNB strategic reserve plan. We plan to further strengthen its BNB strategic reserve through multiple approaches, including but not limited to continued accumulation of BNB, acquiring controlling stakes in BNB-focused strategic reserve entities, and investing in companies dedicated to holding BNB as a core reserve asset.

On July 28, 2025, we announced a significant increase of our BNB holdings to 128,000 tokens, through acquiring an additional 8,000 BNB tokens through an OTC transaction at an average purchase price of approximately US$801 per token. Based on the market price of approximately US$850 per BNB on July 28, 2025, the total value of our BNB strategic reserve exceeds US$108 million. This marks the latest advancement in our long-term BNB reserve strategy. Looking ahead, we plan to further strengthen our strategic position within the BNB ecosystem through a multi-pronged approach. This includes continued BNB accumulation, acquiring controlling interests in companies focused exclusively on BNB reserves, and investing in leading BNB-centric enterprises.

On August 4, 2025, we announced receipt of approval from the Kyrgyz Republic to proceed with our proposal (the “Proposal”) to issue a stablecoin pegged to the offshore Chinese Yuan (CNH) within the country. According to an official letter from both the National Investment Agency under the President of the Kyrgyz Republic and the National Council for the Development of Virtual Assets and Blockchain Technologies under the President of the Kyrgyz Republic, the Proposal has been reviewed by senior authorities within the Presidential Administration and has received clearance to proceed. The stablecoin project (the “Project”) aims to support the growing trade and economic cooperation between China and Kyrgyzstan-facilitate cross-border settlements, expand investment opportunities, and increase transparency of operations in the crypto financial space. In line with recommendations from the Kyrgyz authorities, we will submit a comprehensive white paper and key technical documentation. We will continue to collaborate closely with all relevant stakeholders to ensure the Project’s steady and compliant execution.

Recent Securities Offerings to Further BNB Treasury Strategy

On June 24, 2025, we entered into a convertible notes purchase agreement under which we have agreed to issue, and several investors have agreed to subscribe for a convertible promissory notes in the aggregate principal amount of US$500 million. The subscription under the convertible notes purchase agreement may close in multiple tranches during a period up to 360 days following the date of the convertible notes purchase agreement, and the final aggregate purchase price may be less than US$500 million if not subscribed for in full within such 360 days. These notes have a term of 360 days, are uncollateralized obligations of our Company, and are convertible into our Class A ordinary shares at the election of the investors during the term. We shall not make prepayment prior to the expiration of the term, and to the extent there are any outstanding principal amount under the notes, we shall make repayment in Bitcoins. The initial conversion price is US$20 per share, which is subject to equitable adjustment to reflect the more favorable commercial terms and conditions (if any) in financing activities we subsequently undertake. We shall make immediate repayment in Bitcoins of the outstanding principal amount under the Notes upon a “change-of-control” event as specified in the Notes. We completed an initial closing of 600 Bitcoins under this agreement.

On June 26, 2025, we entered into a securities purchase agreement with certain institutional investors to purchase 5,952,381 Class A ordinary shares in a registered direct offering. In a concurrent private placement, we also agreed to issue and sell to the investor warrants to purchase up to 5,952,381 Class A ordinary shares. The combined effective offering price for each ordinary share and accompanying warrant is $8.40. The warrants are immediately exercisable, expire five years from the date of an effective registration statement, and have an initial exercise price of $10.00 per share which is subject to customary adjustment. The gross proceeds to us from the registered direct offering and concurrent private placement are approximately $50.0 million before deducting the placement agent’s fees and other estimated offering expenses payable by us. We completed the transaction on June 27, 2025.

On July 30, 2025, we entered into a strategic equity investment agreement with CEA INDUSTRIES INC. (Nasdaq: BNC), a company focused on building BNB reserves. Under the terms of the agreement, we subscribed for 495,050 shares of Class A common stock of CEA INDUSTRIES INC. at a price of US$10.10 per share. The investment also includes 495,050 warrants with an exercise price of US$15.15 per share. If fully exercised, we could hold up to 990,100 shares of the company. This investment constitutes part of CEA INDUSTRIES INC.’s ongoing US$500 million Private Investment in Public Equity (PIPE) financing plan. Proceeds from this tranche are primarily designated for the acquisition of BNB. This strategic transactional move represents another key milestone in our ongoing strategic initiative to build cryptocurrency reserves. We are committed to enhancing our reserve position across major public chain ecosystems through strategic partnerships and further optimizing its crypto asset allocation structure.

Corporate Information

Our principal executive office is located at China Yuangu Hanggang Technology Building, 509 Qianjiang Road, Shangcheng District, Hangzhou, Zhejiang, People’s Republic of China. Our telephone number at this address is (86) 0571-8665 6957. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is www.nano.cn. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

THE OFFERING

Issuer	Nano Labs Ltd

Class A ordinary shares offered by us pursuant to this prospectus supplement

Up to 10,000,000 Class A ordinary shares with an aggregate offering price of up to US$45,000,000, at an assumed offering price of US$4.50 per share, which was the last reported sale price of our Class A ordinary shares on the Nasdaq Capital Market on August 20, 2025.

Ordinary shares outstanding before this offering	23,571,833 ordinary shares, including (1) 20,712,924 Class A ordinary shares and (2) 2,858,909 Class B ordinary shares.

Ordinary shares outstanding immediately after this offering

Up to 33,571,833 ordinary shares, including (1) up to 30,712,924 Class A ordinary shares, assuming sales of US$45,000,000 shares of our Class A ordinary shares in this offering at a price of US$4.50 per share, which was the last reported sale price of our Class A ordinary shares on the Nasdaq Capital Market on August 20, 2025, and (2) 2,858,909 Class B ordinary shares. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market” offering that may be made from time to time through the Sales Agent. See “Plan of Distribution” beginning on page S-27 of this prospectus supplement.

Listing	The Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “NA.”

Use of proceeds	We intend to use our net proceeds from this offering for BNB and crypto asset reserve strategy, research and development of new products and general corporate purposes and working capital. See “Use of Proceeds” for more information.

Risk factors	Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement as well as the risks identified in documents that are incorporated by reference in this prospectus supplement.

The number of ordinary shares that will be outstanding immediately after this offering is based upon:

●	(1) 20,712,924 Class A ordinary shares and (2) 2,858,909 Class B ordinary shares issued and outstanding as of the date of this prospectus supplement, and

●	Up to 10,000,000 Class A ordinary shares to be issued in this offering.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risk factors described in the 2024 Form20-F and the current reports on Form 6-K furnished with the SEC on June 24, 2025 (the “June 24 6-K”), and the risks and uncertainties described below, before making an investment in our securities. Any of the following risks could materially and adversely affect our business, financial condition and results of operations. In any such case, the market price of the ordinary shares could decline, and you may lose all or part of your investment.

Risks Related to Our Operations

Significant volatility in the market price of BNB may cause material losses and adversely affect our financial position.

In 2024, we formally adopted BTC as our primary reserve asset. During the second quarter of 2025, our management conducted a comprehensive review of prevailing market models for cryptocurrency reserve programs. Following rigorous internal evaluation, our management determined that BNB exhibited had shown considerable market potential, and accordingly, we strategically reallocated our cryptocurrency reserve to focus exclusively on BNB.

We hold BNB as a reserve asset and intend to acquire additional BNB, exposing us to extreme price fluctuations inherent in crypto assets. The market value of BNB may experience rapid, severe, and unpredictable declines due to factors including regulatory actions, market sentiment, technological changes, macroeconomic conditions, or liquidity constraints. A material decline in BNB’s value could substantially reduce the value of our reserve assets, adversely affecting our liquidity, financial position, and results of operations.

BNB’s value and utility are heavily dependent on the ongoing operation, success, and reputation of Binance and its affiliates, exposing our reserves to material devaluation.

BNB derives significant value from its association with and utility across platforms operated by Binance. Adverse developments affecting Binance, including regulatory sanctions, legal proceedings, operational failures, financial instability, reputational damage, loss of market share, or a decline in the adoption of Binance-related services, could rapidly erode confidence in and demand for BNB, causing its market price to decline substantially and materially harming the value of our holdings.

As the issuer and primary governing authority of BNB, Binance exerts centralized control over critical token attributes including burn mechanisms, distribution protocols, utility features, staking rewards, and technological infrastructure. Binance may implement changes without our consent that reduce token scarcity, diminish utility, alter fee structures, or disadvantage holders. Such actions could materially erode BNB’s market value and directly impair our reserve assets. Furthermore, adverse developments affecting Binance’s financial stability, regulatory, reputation, or operational integrity may severely undermine market confidence in BNB, triggering price declines that disproportionately impact our concentrated holdings.

Significant concentration of reserve value in BNB amplifies exposure to token-specific failures. Competition and potential technological obsolescence may adversely impact BNB’s value.

Our reserve asset strategy concentrates significant value in BNB. This concentration amplifies our exposure to BNB-specific risks, including technological obsolescence, competition from other crypto assets, reputational damage to Binance or the BNB ecosystem, protocol failures, or governance disputes. Failure of BNB to maintain its functionality, market position, or value will disproportionately and adversely affect the value of our reserves compared to a more diversified portfolio.

BNB faces intense competition and rapid technological change. Numerous other blockchain platforms, tokens, and cryptocurrencies compete with BNB Chain and BNB for users, developers, and market share. The emergence of superior technology, more popular platforms, or changes in developer or user preferences could render BNB or the BNB Chain ecosystem less competitive or obsolete, materially reducing demand for and the value of our BNB holdings.

Our BNB holdings may face unique liquidity challenges or devaluation due to concentration or market perception. Liquidity constraints may prevent us from converting BNB holdings into fiat currency or stable value when needed, or without significant losses.

As a significant holder of BNB, our attempts to sell large quantities could materially exceed market depth at desired prices, especially during periods of stress, forcing us to accept significant discounts. Furthermore, market perception of our holdings as a potential overhang or association with Binance-related risks could independently exert downward pressure on BNB’s price, adversely affecting the value of our entire reserve position.

Our ability to convert BNB holdings into liquid assets may be constrained. BNB markets may lack sufficient depth to execute large transactions without significantly impacting its price. Exchange failures, trading suspensions, withdrawal restrictions, or operational disruptions at major trading platforms could impede our ability to liquidate BNB promptly or at desired prices. Inability to access or liquidate our BNB reserves at necessary times, or only at distressed prices, may materially impair our treasury management and ability to fund operations.

Technical flaws, security breaches, or failures within the BNB blockchain ecosystem could impair the utility value of our BNB holdings.

The BNB token operates on blockchain technology and networks, including the BNB Chain, which may contain undetected bugs, vulnerabilities, or experience operational disruptions. A significant security breach, network failure, consensus mechanism flaw, or successful attack targeting the BNB Chain or associated infrastructure could compromise the integrity of the network, disrupt transactions, or lead to loss of tokens, materially diminishing the value or usability of our BNB holdings.

Risks Related to Conducting Business in China

The PRC government has significant authority to exert influence on the China operations of an offshore holding company, and offerings conducted overseas and foreign investment in China-based issuers, such as us. Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, results of operations, financial condition, and the value of our securities.

We conduct our business in China and substantially all of our assets are located in China. Accordingly, our business, results of operations and financial condition may be influenced to a significant degree by the PRC political, economic, and social conditions. The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. The PRC government has released regulations and policies that have significantly impacted various industries in general and specific operators within such industries, and may in the future release new regulations or policies that could intervene in or influence our operations or the industry sectors in which we operate. The PRC government may also require us to obtain new permits or approvals to continue our operations. If we fail to comply with these regulations, policies or requirements, it could result in a material change in our operations or significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares to investors and cause the value of our Class A ordinary shares to significantly decline or become worthless. Therefore, investors of our company and our business face uncertainties from potential actions taken by regulators that may affect our business and the value of our Class A ordinary shares.

Our ability to successfully maintain or grow business operations in China also depends on various factors, which are beyond our control. These factors include, among others, macro-economic and other market conditions, political stability, social conditions, measures to control inflation or deflation, changes in the rate or method of taxation, changes in laws, regulations and administrative directives or their interpretation, and changes in industry policies. If we fail to take timely and appropriate measures to adapt to any of the changes or challenges, our business, results of operations and financial condition could be materially and adversely affected.

Uncertainties with respect to the enforcement of and changes in laws and regulations in China could have a material adverse effect on our business, results of operations, financial condition and future prospects, and cause our Class A ordinary shares to significantly decline in value or become worthless.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions in a civil law system may be cited as reference but have limited precedential value. The interpretations of such laws and regulations may evolve rapidly, and enforcement of these laws and regulations involves significant uncertainties.

Moreover, developments in our industry and other industries and that we are and will be involved in may lead to changes in PRC laws, regulations and policies or in the interpretation and application thereof. As a result, we may be required by the regulators to upgrade or obtain the licenses, permits, approvals, to complete additional filings or registrations for the products and services we offer, or to modify business practices that may subject us to various penalties, including criminal penalties for individual and entity. We cannot assure you that our business operations would not be deemed to violate any existing or future PRC laws or regulations, which in turn could materially and adversely affect our business operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis, or at all, and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability and uncertainties could limit the legal protections available to you and us, significantly limit or completely hinder our ability to offer or continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our results of operations and financial condition and cause our Class A ordinary shares to significantly decline in value or become worthless.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management’s attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

These uncertainties may also affect our decisions on the policies and actions to be taken to comply with PRC laws and regulations, and may affect our ability to enforce contractual rights, property (including intellectual property) or tort rights. In addition, the regulatory uncertainties may be exploited through unmerited legal actions or threats in an attempt to extract payments or benefits from us. Such uncertainties may therefore increase the operating expenses and costs, and materially and adversely affect our business and results of operations.

Recent regulatory developments in China may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capitals overseas, all of which could materially and adversely affect our business and cause the value of our Class A ordinary shares to significantly decline or become worthless.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cybersecurity Administration of China, or the CAC. The PRC Cybersecurity Law also establishes more stringent requirements applicable to operators of computer networks, especially to operators of networks which involve critical information infrastructure. The PRC Cybersecurity Law contains an overarching framework for regulating Internet security, protection of private and sensitive information, and safeguards for national cyberspace security and provisions for the continued government regulation of the Interne and content available in China. The PRC Cybersecurity Law emphasizes requirements for network products, services, operations and information security, as well as monitoring, early detection, emergency response and reporting. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear. According to the Cybersecurity Review Measures announced jointly by the CAC, the National Development and Reform Commission and other government agencies on December 28, 2021, which became effective on February 15, 2022, the scope of cybersecurity reviews is extended to data processing operators engaging in data processing activities that affect or may affect national security. The Cybersecurity Review Measures further requires that any operator applying for listing of its securities on a foreign stock exchange must go through cybersecurity review if it possesses personal information of more than one million users. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risk that may be brought about by any procurement, data processing, or overseas listing. The review focuses on several factors, including, among others, (1) the risk of theft, leakage, corruption, illegal use or export of any core or important data, or a large amount of personal information, and (2) the risk of any critical information infrastructure, core or important data, or a large amount of personal information being affected, controlled or maliciously exploited by a foreign government after a company is listed overseas. While the Cybersecurity Review Measures has become final, there is still uncertainty regarding, among many aspects, the implementation and interpretation of the Cybersecurity Review Measures.

Under the current Cybersecurity Review Measures, subject to any further interpretation of the CAC and other relevant authorities, we believe we may not be subject to the cybersecurity review by the CAC, as we are primarily engaged in the design and manufacturing of ICs or do not process any data in our business. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Draft Measures. We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and we cannot assure you that we can fully or timely comply with such legal or regulatory requirements. If we become subject to cybersecurity inspection and/or review by the CAC or other PRC authorities or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, including offerings under this registration statement, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to significant fines or other penalties, which could materially and adversely affect our business, financial condition and results of operations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless.

The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

The PRC government has significant influence over China-based operations of any company by allocating resources, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries. The PRC government may also amend or enforce existing rules and regulation or adopt new ones, which could materially increase our compliance cost, change the relevant industry landscape, or cause significant changes to our business operations. In addition, the PRC regulatory system is based in part on government policies and internal guidance, some of which are not published on a timely basis or at all, and some of which may even have a retroactive effect. We may not be aware of all non-compliance incidents at all time, and may face regulatory investigation, fines and other penalties as a result. As a result of any changes in the government-mandated industrial policies, including the amendment to and/or enforcement of the related laws and regulations, companies with China-based operations, including us, and the industries in which we operate could face significant compliance and operational risks and uncertainties. For example, in July 2021, the PRC government released a broad set of reforms targeting private education companies providing after-school tutoring services and prohibiting foreign investments in institutions providing such after-school tutoring services. As a result, the market value of certain U.S. listed companies with China-based operations in the affected sectors declined substantially. The PRC government has also imposed severe restrictions over the operations of cryptocurrency business, which has drastically changed industry landscape in China, and as a result, due to the possible change of regulation, it may be illegal to acquire, own, hold, sell or use cryptocurrencies, participate in the blockchain business, or transfer or utilize cryptocurrency assets in China. In addition, the National Development and Reform Commission of China has classified cryptocurrency mining operations as an industry to be eliminated. We have adopted a development strategy to expand our business and promote our products and solution offerings globally. If industry-wide regulations or policies are adopted in China in a way that significantly curtails or prohibits the research and development of our solution offerings and other aspects of our business, our operations in China will be materially and adversely affected, and we may have to cease our operations in China and relocate our offices and assets overseas, which may significantly disrupt our operations and adversely affect our business, results of operations and financial condition.

Risks Related to This Offering

You will experience immediate and substantial dilution in the net tangible book value per Class A ordinary share you purchase.

Since the price per share of our Class A ordinary shares being offered is substantially higher than the net tangible book value per share of our Class A ordinary shares, you will suffer immediate and substantial dilution in the net tangible book value of the Class A ordinary shares you purchase in this offering. After giving effect to the assumed sale of Class A ordinary shares in the aggregate amount of US$45,000,000 based on an assumed offering price of US$4.50 per Class A ordinary share, which was the last reported sale price of our Class A ordinary shares on the Nasdaq Capital Market on August 20, 2025, you will suffer immediate and substantial dilution of US$0.77 per our ordinary share with respect to the net tangible book value of our ordinary shares. Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you invest in this offering.

A substantial number of Class A ordinary shares may be sold in this offering, which could cause the price of our Class A ordinary shares to decline.

Based on the assumed sale of Class A ordinary shares in the aggregate amount of US$45,000,000 at an assumed offering price of US$4.50 per Class A ordinary share, which was the last reported sale price of our Class A ordinary shares on the Nasdaq Capital Market on August 20, 2025, the number of shares to be sold in this offering represents approximately 32.6% of our outstanding Class A ordinary shares after giving effect to the sale of the Class A ordinary shares in this offering. This sale and any future sales of a substantial number of Class A ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A ordinary shares on The Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares or the availability of those shares for sale will have on the market price of our Class A ordinary shares.

Potential downward adjustment of exercise price or conversion price of certain warrants and convertible bonds previously issued may lead to less economic benefit we may receive and further dilution for our existing shareholders.

The exercise price or conversion price of such warrants and convertible bonds may be subject to downward adjustments. The potential downward adjustments for exercise price of our previously issued warrants would lead to a lower bargained price of the warrants, reducing the economic benefit we would receive upon warrant exercise and also diluting the economic interest of existing shareholders. The potential downward adjustments for conversion price of our previously issued convertible bonds would lead to a greater number of shares being issued upon conversion. Greater number of shares could substantially dilute the ownership stakes and economic interests of our existing shareholders. The potential increase in the number of outstanding shares might also place downward pressure on the market price of our shares.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement with Maxim and compliance with applicable law, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the Sales Agreement. The number of shares that are sold through Maxim after delivering a placement notice will fluctuate based on a number of factors, including the market price of our Class A ordinary shares during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our Class A ordinary shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

The Class A ordinary shares offered hereby will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The trading price of our Class A ordinary shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our securities has been volatile since they began to trade on Nasdaq following our initial public offering in July 2022. The trading price of our Class A ordinary shares could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Class A ordinary shares may be highly volatile for factors specific to our operations including the following:

●	actual or anticipated variations in our revenues, earnings, cash flow and changes or revisions of our expected results;

●	fluctuations in operating metrics;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new products and services by us or our competitors;

●	changes in financial estimates by securities analysts;

●	announcements of studies and reports relating to the quality of our product and services or those of our competitors;

●	changes in the performance or market valuations of our competitors;

●	detrimental negative publicity about us, our competitors or our industry;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	regulatory developments affecting us or our industry;

●	general economic or political conditions affecting China or elsewhere in the world;

●	fluctuations of exchange rates between the RMB and the U.S. dollar; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A ordinary shares will trade. The securities of some China-based companies that have listed their securities in the United States have experienced significant volatility since their initial public offerings in recent years, including, in some cases, substantial declines in the trading prices of their securities. The trading performances of these companies’ securities after their offerings may affect the attitudes of investors towards Chinese companies listed in the United States in general, which consequently may impact the trading performance of our Class A ordinary shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have engaged in any inappropriate activities. In particular, the global financial crisis, the ensuing economic recessions and deterioration in the credit market in many countries have contributed and may continue to contribute to extreme volatility in the global stock markets.

Moreover, there have been recent instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, particularly among companies with relatively smaller public floats. As we have a relatively small public float, we may experience greater stock price volatility, including aggressive price run-ups and declines, lower trading volume and less liquidity, compared with companies with larger public floats. In particular, our Class A ordinary shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance, financial condition or prospects, and industry, market or economic factors, which makes it difficult for prospective investors to assess such rapidly changing value of our Class A ordinary shares. In addition, if the trading volumes of our Class A ordinary shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A ordinary shares. This low volume of trades could also cause the price of our Class A ordinary shares to fluctuate significantly, with large percentage changes in price occurring in any trading day session. Holders of our Class A ordinary shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to such low-volume trading. As a result of such volatility, investors may experience losses on their investment in our Class A ordinary shares. Such volatility also could adversely affect our ability to issue additional Class A ordinary shares or other securities and our ability to obtain additional financing in the future, as well as our ability to retain key employees, many of whom have been granted equity incentives. Furthermore, the potential extreme volatility may confuse the public investors of the value of our Class A ordinary shares, distort the market perception of the price of our Class A ordinary shares, and our financial performance and public image, and negatively affect the long-term liquidity of our Class A ordinary shares, regardless of our actual or expected operating performance.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our results of operations and financial condition.

A substantial number of Class A ordinary shares may be sold in the market following this offering, which may depress the market price for the Class A ordinary shares.

Sales of a substantial number of the Class A ordinary shares in the public market following this offering could cause the market price of the Class A ordinary shares to decline. A substantial majority of the outstanding Class A ordinary shares are, and all of the Class A ordinary shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act, unless these shares are owned or purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may at any time, including during the pendency of this offering, offer additional Class A ordinary shares or other securities convertible into or exchangeable for the Class A ordinary shares at prices that may not be the same as the price per Class A ordinary share in this offering. We may sell the Class A ordinary shares or other securities in any other offering at a price per Class A ordinary share that is less than the price per Class A ordinary share paid by investors in this offering, and investors purchasing the Class A ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per Class A ordinary share at which we sell additional Class A ordinary shares, or securities convertible or exchangeable into Class A ordinary shares, in future transactions may be higher or lower than the price per Class A ordinary share paid by investors in this offering.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus supplement and the accompanying prospectus (including statements incorporated by reference herein and therein) entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	our goals and strategies, including our crypto asset reserve strategy;

●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

●	our future business development, results of operations and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our projected markets and growth in markets;

●	our potential need for additional capital and the availability of such capital;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	general economic and business conditions in China and globally;

●	our use of the proceeds from the offering under this prospectus supplement;

●	the length and severity of the COVID-19 pandemic and its impact on our business and industry; and

●	assumptions underlying or related to any of the foregoing.

The forward-looking statements made in prospectus supplement, the accompanying prospectus, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus supplement, the accompanying prospectus, or the information incorporated by reference herein include additional factors which could adversely impact our business and financial performance. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of the market to grow at the projected rate may have a material adverse effect on our business and the market price of the Class A ordinary shares. In addition, projections or estimates about our business and financial prospects involve significant risks and uncertainties. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

In this offering, we may offer and sell up to US$45,000,000 of Class A ordinary shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Maxim as a source of financing. Any proceeds we receive from this offering will be used for BNB and crypto asset reserve strategy, research and development of new products and for general corporate purposes and working capital.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this offering.

However, our management will have significant flexibility and discretion in applying the net proceeds of this offering. Unforeseen events or changed business conditions may result in application of the proceeds of this offering in a manner other than as described in this prospectus supplement.

To the extent that the net proceeds we receive from this offering are not immediately applied for the above purposes, we plan to invest the net proceeds in bank deposits.

We are an offshore holding company with some of our operations conducted in China. In utilizing the proceeds from this offering (to the extent any of such proceeds will be transferred into China), we may make loans to our PRC subsidiaries subject to the approval, registration, and filing with governmental authorities and limitation of amount, or we may make additional capital contributions to our wholly foreign-owned subsidiaries in China. Any loans to our wholly foreign-owned subsidiaries in China, which are treated as foreign-invested enterprises under PRC law, are subject to foreign exchange loan registrations with the National Development and Reform Commission, or the NDRC, and SAFE or its local branches. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our PRC subsidiaries or with respect to future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from the securities offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of the securities offering to make loans or additional capital contributions to our PRC subsidiaries” in the 2024 Form 20-F.

DIVIDEND POLICY

We have not declared or paid any dividends. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding the payment of any future dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. The declaration and payment of dividends will depend upon, among other things, our future operations and earnings, capital requirements and surplus, our financial condition, contractual restrictions, general business conditions and other factors as our board of directors may deem relevant. See “Item 10. Additional Information—Memorandum and Articles of Association—Dividends” in the 2024 Form 20-F.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.

If we pay any dividends, cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025 presented on:

●	an actual basis; and

●	a pro forma basis to reflect the issuance and sale of 10,000,000 Class A ordinary shares at an assumed offering price of US$4.50 per Class A ordinary share, which was the last reported sale price of our Class A ordinary shares on the Nasdaq Capital Market on August 20, 2025, after deducting Sales Agent fees and expenses and estimated offering expenses payable by us.

You should read this table together with “Item 5. Operating and Financial Review and Prospects” of the 2024 Form 20-F, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of June 30, 2025
	(Unaudited)
	Actual	Pro Forma
	(in US$)
Cash and cash equivalents	50,769,761	94,409,761

Debts
Short-term debts	4,609,840	4,609,840
Current portion of long-term debts	854,916	854,916
Long-term debts	24,233,756	24,233,756
Total debts	29,698,512	29,698,512

Shareholders’ equity
Class A ordinary shares (US$0.002 par value; 1,097,141,091 shares authorized; 20,712,924 shares issued and 20,258,282 shares outstanding on actual basis; 30,712,924 shares issued and 30,258,282 shares outstanding on a pro forma basis)*	39,599	59,599
Class B ordinary shares (US$0.002 par value; 2,858,909 shares authorized; 2,858,909 shares issued and outstanding on actual basis; 2,858,909 shares issued and outstanding on pro forma basis)	5,154	5,154
Additional paid-in capital	164,862,648	208,482,648
Accumulated deficit	(79,942,067)	(79,942,067)
Statutory reserves	928,549	928,549
Accumulated other comprehensive income	950,661	950,661
Total Nano Labs Ltd shareholders’ equity	86,844,544	130,484,544
Noncontrolling interests	(363,707)	(363,707)
Total shareholders’ equity	86,480,837	130,120,837
Total capitalization	116,179,349	159,819,349

*	Although the 454,642 shares held by Nanoeco Ltd, a British Virgin Islands company and the nominee of our equity incentive trust designated to certain employees of ours, are issued and outstanding as disclosed elsewhere in this prospectus, they are not deemed to be outstanding on an actual or pro forma basis from an accounting perspective, and therefore, are excluded from the calculation of the capitalization table.

The preceding table does not take into account the incurrence of short-term debts of RMB10.0 million subsequent to June 30, 2025.

DILUTION

Your interest in the Class A ordinary shares offered hereunder may be diluted to the extent of the difference between the price you pay for each share in this offering and the net tangible book value per ordinary share immediately after this offering. Our net tangible book value on June 30, 2025 was US$80.0 million, or US$3.46 per ordinary share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the assumed sale of our Class A ordinary shares in the aggregate amount of US$45,000,000 at an assumed offering price of US$4.50 per Class A ordinary share, which was the last reported sale price of our Class A ordinary shares on the Nasdaq Capital Market on August 20, 2025, and after deducting the Sales Agent fees and estimated offering expenses payable by us in connection with this offering, our as-adjusted net tangible book value as of June 30, 2025 would have been US$123.7 million, or US$3.73 per ordinary share. This represents an immediate increase in net tangible book value of US$0.27 per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of US$0.77 per ordinary share to the investors participating in this offering.

The following table illustrates the net tangible book value dilution per ordinary share to shareholders after the issuance of the Class A ordinary shares in this offering:

Assumed public offering price per Class A ordinary share	US$	4.50
Net tangible book value per ordinary share as of June 30, 2025	US$	3.46
Increase in net tangible book value per ordinary share attributable to existing investors under this prospectus supplement	US$	0.27
As-adjusted net tangible book value per ordinary share after this offering	US$	3.73
Decrease in net tangible book value per ordinary share to new investors	US$	0.77

To the extent that outstanding options or warrants are exercised or convertible securities are converted, investors purchasing our Class A ordinary shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We may offer and sell up to US$45,000,000 of Class A ordinary shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our ordinary shares are described under Exhibit 2.2 to our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 11, 2025.

TAXATION

The following summary of the material Cayman Islands, PRC and United States federal income tax consequences of an investment in the ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. The following summary does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in Class A ordinary shares. In particular, the discussion does not address U.S. state or local tax laws, or tax laws of jurisdictions other than the Cayman Islands, the PRC and the federal tax law of the United States. Accordingly, you should consult your own tax advisor regarding the tax consequences of an investment in our Class A ordinary shares. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands legal counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Zhong Lun Law Firm, our PRC legal counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties applicable to payments to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the shares, nor will gains derived from the disposal of the shares be subject to Cayman Islands income or corporate tax.

PRC Taxation

Under the EIT Law and its implementation rules, an enterprise established outside of China with a “de facto management body” within China is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, SAT issued Circular Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprise on the Basis of De Facto Management Bodies, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although SAT Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in SAT Circular 82 may reflect the general position of SAT on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (1) the primary location of the day-to-day operational management is in China; (2) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (3) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (4) at least 50% of voting board members or senior executives habitually reside in China.

We do not believe that our Cayman Islands holding company meets all of the conditions above. Our Cayman Islands holding company is not a PRC resident enterprise for PRC tax purposes. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.

Zhong Lun Law Firm, our legal counsel as to PRC law, has advised us that if the PRC tax authorities determine that our Cayman Islands holding company is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises with no institutions or premises established in the PRC or income bearing no de facto relationship with the institution or premises established. In addition, non-resident enterprise shareholders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of our Cayman Islands holding company would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that our Cayman Islands holding company is treated as a PRC resident enterprise.

Provided that our Cayman Islands holding company is not deemed to be a PRC resident enterprise, holders of the ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed thereunder. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Conducting Business in China—We may be subject to enterprise income tax on our worldwide income if our company or any of our subsidiaries were considered a PRC ‘resident enterprise’ under the PRC Enterprise Income Tax Law.”

United States Federal Income Taxation

The following discussion is a summary of United States federal income tax considerations relating to the purchase, ownership and disposition of our Class A ordinary shares by a U.S. Holder, as defined below, that will acquire our Class A ordinary shares and hold our Class A ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules, including:

●	financial institutions;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	a dealer in securities or currencies;

●	a regulated investment company;

●	traders in securities or other persons that elect mark-to-market treatment;

●	partnerships or other pass-through entities and their partners or investors;

●	tax-exempt organizations (including private foundations);

●	investors that own (directly, indirectly, or constructively) 10% or more of our stock by vote or value;

●	investors that hold their Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction;

●	investors that have a functional currency other than the U.S. dollar;

●	certain former U.S. citizens or long-term residents;

●	investors that hold their Class A ordinary shares through a permanent establishment or fixed base outside the United States;

●	investors who own stock in an individual retirement or other tax-deferred account;

●	a person who acquired Class A ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	a person subject to special tax accounting rules as a result of any item of gross income being taken into account in an “applicable financial statement” (as defined in the Code) with respect to ordinary shares;

●	investors required to accelerate the recognition of any item of gross income with respect to our Class A ordinary shares as a result of such income being recognized on an applicable financial statement;

●	a person whose “functional currency” is not the United States dollar.

In addition, this discussion does not address any state, local, alternative minimum tax, or non-United States tax considerations, or the Medicare contribution tax on net investment income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our Class A ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A ordinary shares that is, for United States federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (3) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (4) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A ordinary shares are urged to consult their tax advisors regarding an investment in such ordinary shares.

Passive foreign investment company considerations

A non-United States corporation, such as our company, will be classified as a “passive foreign investment company,” or a PFIC, for United States federal income tax purposes, if, in the case of any particular taxable year, either (1) 75% or more of its gross income for such year consists of certain types of “passive” income or (2) 50% or more of its average quarterly assets during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. For purposes of the income test, “gross income” generally consists of sales revenues less the cost of goods sold, together with income from investments and from other sources, and “passive income” generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other non-United States corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Based upon our historical income and assets and the value of our Class A ordinary shares, we do not believe we were a PFIC for the taxable year ended December 31, 2024.

While we reasonably do not expect to become a PFIC in the current or future taxable years, the determination of whether we are or will become a PFIC will depend upon (i) the composition and characterization of our income (which may differ from our historical results and current projections) and (ii) the composition and characterization of our assets and the value of our assets from time to time, including, in particular the value of our goodwill and other unbooked intangibles (which may depend upon the market value of our Class A ordinary shares from time to time and which has been and may continue to be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our market capitalization, which has fluctuated significantly. Among other matters, if our market capitalization does not increase or continues to decline, we may be or become classified as a PFIC for the current or future taxable years. It is also possible that the IRS may challenge our classification of assets or income or the valuation of our goodwill and other unbooked intangibles, which may result in our company being, or becoming classified as, a PFIC for the current or one or more future taxable years.

The determination of whether we would be or become a PFIC may also depend, in part, on how, and how quickly, we used our liquid assets. Under circumstances where we retain significant amounts of liquid assets, including cash, our risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year ending December 31, 2025 or any future taxable year. If we are classified as a PFIC for any year during which a U.S. Holder holds our Class A ordinary shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A ordinary shares.

The discussion below under “Dividends” and “Sale or other disposition of our Class A ordinary shares” is written on the basis that we will not be classified as a PFIC for United States federal income tax purposes. The United States federal income tax rules that apply if we are classified as a PFIC for the current taxable year or any subsequent taxable year are discussed below under “Passive foreign investment company rules.”

Dividends

Subject to the PFIC rules described below, any cash distributions (including the amount of any PRC tax withheld) paid on our Class A ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder of our Class A ordinary shares. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution will generally be treated as a “dividend” for United States federal income tax purposes. Under current law, a non-corporate recipient of dividend income will generally be subject to tax on dividend income from a “qualified foreign corporation” at the lower applicable net capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that certain holding period and other requirements are met.

A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (1) if it is eligible for the benefits of a comprehensive tax treaty with the United States, which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (2) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States. Our Class A ordinary shares are considered for purposes of clause (2) above to be readily tradeable on an established securities market in the United States because they are listed on the Nasdaq Capital Market. However, there can be no assurance that our Class A ordinary shares will continue to be considered readily tradable on an established securities market in later years. In the event we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law (see “— PRC Taxation”), we may be eligible for the benefits of the Agreement Between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the United States-PRC income tax treaty (which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose), in which case we would be treated as a qualified foreign corporation with respect to dividends paid on our Class A ordinary shares. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on our Class A ordinary shares will not be eligible for the dividends received deduction allowed to qualifying corporations under the Code.

For United States foreign tax credit purposes, dividends paid on our Class A ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on our Class A ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or other disposition of our Class A ordinary shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss, if any, upon the sale or other disposition of our Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term capital gain or loss if our Class A ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate U.S. Holders are currently eligible for reduced rates of taxation. In the event that we are treated as a PRC resident enterprise under the EIT Law, and gain from the disposition of our Class A ordinary shares is subject to tax in the PRC (see “— PRC Taxation”), such gain may be treated as PRC source gain for foreign tax credit purposes under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive foreign investment company rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares, unless the U.S. Holder makes one of certain elections (as described below), the U.S. Holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (1) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding fiscal years or, if shorter, the U.S. Holder’s holding period for our Class A ordinary shares), and (2) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of such ordinary shares. Under the PFIC rules:

●	the excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for our Class A ordinary shares;

●	the amount of the excess distribution or gain allocated to the taxable year of distribution or gain and to any taxable years in the U.S. Holder’s holding period prior to the first fiscal year in which we are classified as a PFIC (each such taxable year, a pre-PFIC year) will be taxable as ordinary income; and

●	the amount of the excess distribution or gain allocated to each prior taxable year, other than the current taxable year of distribution or gain or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, as appropriate, for that other taxable year, and will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares and any of our non-United States subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our Class A ordinary shares, provided that such ordinary shares are “regularly traded” (as specially defined) on Nasdaq. Our Class A ordinary shares started trading on the Nasdaq Capital Market on January 1, 2024. However, no assurances may be given regarding whether our Class A ordinary shares will qualify, or will continue to be qualified, as being regularly traded in this regard. If a mark-to-market election is made, the U.S. Holder will generally (1) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of our Class A ordinary shares, held at the end of the taxable year over the U.S. Holder’s adjusted tax basis in such ordinary shares and (2) deduct as an ordinary loss the excess, if any, of the U.S. Holder’s adjusted tax basis in such ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in our Class A ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of our Class A ordinary shares will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Class A ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries that is classified as a PFIC.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

As discussed above under “Dividends,” dividends that we pay on our Class A ordinary shares will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns our Class A ordinary shares during any taxable year that we are a PFIC, the U.S. Holder must file an annual information return with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing of the ordinary shares if we are or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Information reporting

Certain U.S. Holders are required to report information to the IRS relating to an interest in “specified foreign financial assets” (as defined in the Code), including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of our Class A ordinary shares. Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of, our Class A ordinary shares by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, our Class A ordinary shares within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with Maxim Group LLC, dated August 21, 2025, pursuant to which we may issue and sell up to an aggregate of US$45,000,000 of shares of our Class A ordinary shares from time to time through Maxim acting as sales agent, subject to certain limitations, as set forth therein and below. Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Maxim may sell our Class A ordinary shares by any method permitted by law deemed to be an “at-the-market” equity offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through The Nasdaq Capital Market, the existing trading market for our Class A ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, or in privately negotiated transactions.

Under the terms of the Sales Agreement, in no event will we issue or sell through the Sales Agent such number or dollar amount of Class A ordinary shares that would (i) exceed the number or dollar amount of Class A ordinary shares registered on the Registration Statement and as reflected on the prospectus supplement, pursuant to which the offering is to be made, (ii) exceed the number of authorized but unissued Class A ordinary shares, or (iii) exceed the number or dollar amount of Class A ordinary shares permitted to be sold under Form F-3.

Each time we wish to issue and sell Class A ordinary shares under the Sales Agreement, we will notify Maxim of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed Maxim, unless Maxim declines to accept the terms of the notice, Maxim has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Maxim under the Sales Agreement to sell our Class A ordinary shares are subject to a number of conditions that we must satisfy.

We will pay Maxim in cash, upon each sale of our Class A ordinary shares pursuant to the Sales Agreement, a commission in an amount equal to 2.5% of the aggregate gross proceeds from each sale of our Class A ordinary shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed, under certain circumstances, to reimburse Maxim for the reasonable fees and expenses of its counsel up to a maximum of US$30,000 in connection with the establishment of this offering, and US$5,000 per due diligence update session in connection with this offering. We estimate that the total expenses for the offering, excluding compensation and expense reimbursement payable to Maxim under the terms of the Sales Agreement, will be approximately US$235,000.

Settlement for sales of Class A ordinary shares will occur on the business day following the date or the standard settlement period at the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our Class A ordinary shares as contemplated in the prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon.

Maxim will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market. In connection with the sale of the Class A ordinary shares on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A ordinary shares pursuant to the Sales Agreement will terminate upon the earliest of the issuance and sale of all Class A ordinary shares subject to the Sales Agreement or the termination of the Sales Agreement as permitted therein.

Maxim and its affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under the prospectus.

The prospectus and accompanying base prospectus in electronic format may be made available on a website maintained by Maxim and Maxim may distribute the prospectus and accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement will be included as an exhibit to our Current Report on Form 6-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Documents By Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The Sales Agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

The transfer agent and registrar for our Class A ordinary shares is VStock Transfer, LLC, with its business address at 18 Lafayette Place Woodmere, New York 11598.

Our Class A ordinary shares are traded on the Nasdaq Stock Market under the symbol “NA.”

LEGAL MATTERS

We are being represented by Baker & McKenzie LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares offered in this offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm. Baker & McKenzie LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Zhong Lun Law Firm with respect to matters governed by PRC law. Ellenoff Grossman & Schole LLP, New York is acting as counsel for the Sales Agent in connection with the securities offered hereby.

EXPERTS

The consolidated financial statements of Nano Labs Ltd incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F as of December 31, 2023 and 2024 and for the years ended December 31, 2022, 2023 and 2024, have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of MaloneBailey, LLP is located at 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.

EXPENSES OF THE OFFERING

The following table sets forth the aggregate expenses to be paid by us in connection with the offering. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	5,000
Legal fees and expenses	US$	110,000
Audit fees and expenses	US$	50,000
FINRA fees	US$	20,000
Other expenses	US$	50,000
Total	US$	235,000

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 (No. 333-273968), including exhibits, schedules and amendments filed with, or incorporated by reference in, such registration statement, under the Securities Act with respect to underlying shares represented by the ordinary shares, to be sold in this offering. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-3 and its exhibits and schedules for further information with respect to us and the ordinary shares.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our Class A ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at www.nano.cn, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus supplement, the accompanying prospectus or any prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement, the accompanying prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the year ended December 31, 2024 filed with the SEC on April 11, 2025;

●	our current reports on Form 6-K furnished with the SEC on June 24, June 25, June 25, June 26, July 2, July 3, July 7, July 8, July 17, July 22, July 24, July 25, July 28, July 30, August 5 and August 15, 2025;

●	the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on June 21, 2022 (File No. 001-41426) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2024 filed with the SEC on April 11, 2025 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with the U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

China Yuangu Hanggang Technology Building,

509 Qianjiang Road, Shangcheng District,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(86) 0571-8665 6957

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

Subject to Completion, dated August 14, 2023

Nano Labs Ltd

Class A Ordinary Shares

Class A Ordinary Shares represented by American Depositary Shares

Preferred Shares

Debt Securities

Warrants

Units

We may from time to time in one or more offerings offer and sell Class A ordinary shares, including Class A ordinary shares represented by American Depositary Shares (“ADSs”), preferred shares, debt securities, warrants, either individually or as units composed of one or more of the other securities, of an aggregate offering price of up to US$100,000,000.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, as of the date of this prospectus, was approximately US$36.9 million, which was calculated based on 35,138,436 Class A ordinary shares held by non-affiliates and the per ADS price of US$2.10, which was the closing price of our ADSs on July 5, 2023. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

The ADSs are listed on the NASDAQ Global Market under the symbol “NA.” The last reported sale price of the ADSs on August 11, 2023 was US$1.22 per ADS.

We are subject to a number of prohibitions, restrictions and potential delisting risks under the Holding Foreign Companies Accountable Act (the “HFCAA”). Pursuant to the HFCAA and related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the U.S. Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA, among other things, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA as it was originally passed from the original three years to two, and thus, reduced the time before a Commission-identified Issuer’s securities may be prohibited from trading or delisted. In August 2022, the PCAOB, the CSRC and the Ministry of Finance of the PRC signed a Statement of Protocol (the “Statement of Protocol”), which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed. Our auditor, MaloneBailey, LLP, is not among the PCAOB-registered public accounting firms headquartered in China and Hong Kong that are subject to PCAOB’s determination issued on December 16, 2021 of having been unable to inspect or investigate completely. However, we could still face the risk of delisting and cease of trading of our securities from a stock exchange or an over-the-counter market in the United States under the Holding Foreign Companies Accountable Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate our auditor which has a presence in China. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. In particular, recent policy statements and regulatory actions by the PRC government, such as those related to the cryptocurrency mining business, may adversely impact our ability to conduct our business, accept foreign investments, or list on a U.S. or other foreign stock exchange, which may cause the ADSs to be prohibited from trading or to be delisted from the Nasdaq Global Market or any other U.S. stock exchange. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China” in our annual report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 18, 2023 (the “2022 20-F”).

In particular, the PRC government has significant oversight and discretion over the conduct of our business and may intervene with or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries, including the cryptocurrency industry, which may severely restrict our ability to expand our business or serve our customers in China. We cannot assure you that government authorities in China will not introduce further enhanced regulation over the cryptocurrency industry that may lead to our inability to operate in China at all. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over overseas securities offerings and other capital markets activities and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

Investors in the ADSs are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company. Nano Labs Ltd is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China and our subsidiaries in Hong Kong. Such structure involves unique risks to investors in the ADSs. Investors may never directly hold equity interests in our PRC subsidiaries with substantive operations. We also cannot assure you that the Chinese regulatory authorities will not disallow such a structure. If the Chinese regulatory authorities disallow the structure, it would likely result in a material change in our operations and cause the value of the ADSs to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance” in the 2022 20-F.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. The PRC government also exerts more control over offerings conducted overseas and foreign investment in China-based issuers. In particular, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (1) companies incorporated in the PRC, or PRC domestic companies, directly and (2) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The Trial Measures requires (i) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (ii) the filing of their underwriters or placement agents with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC came into effect. Confidentiality and Archives Administration Provisions stipulate that the PRC companies seeking overseas offerings and listings, either directly or indirectly, as well as securities firms and securities service providers (both the PRC and overseas) involved in relevant businesses, must not disclose any state secrets or confidential information of government agencies, nor harm national security and public interests. Additionally, if a domestic company provides accounting archives or copies of such archives to any entities, including securities firms, securities service providers, overseas regulators and individuals, it must comply with due procedures in accordance with applicable regulations. We believe that offerings under this prospectus do not involve the disclosure of any state secret or confidential information of government agencies, nor does it harm national security and public interests. However, we may need to perform additional procedures concerning the provision of accounting archives. The specific requirements of these procedures are currently unclear, and we cannot guarantee our ability to execute them. According to the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”) published by the CSRC on February 17, 2023, issuers that had already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement and for our future offerings of our securities in an overseas market, including Nasdaq, under the Trial Measures. Other than the CSRC filing procedure we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, we and our PRC subsidiaries, as advised our PRC legal counsel, Zhong Lun Law Firm, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus. See ” Risk Factors—Risks Related to Conducting Business in China—Recent regulatory developments in China may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capitals overseas, all of which could materially and adversely affect our business and cause the value of the ADSs to significantly decline or become worthless” in the 2022 20-F.

The structure of cash flows within our organization, and the applicable regulations, are as follows. After foreign investors’ funds enter Nano Labs Ltd, our holding company, at the close of any offerings under this prospectus, subject to the cash demand of our PRC and Hong Kong subsidiaries, the funds can be transferred to our wholly owned Cayman subsidiaries, then to our wholly owned BVI subsidiaries, then to our Hong Kong subsidiaries, which will further distribute the funds to our PRC subsidiaries. If we intend to distribute dividends, PRC subsidiaries will transfer the dividends to our Hong Kong subsidiaries in accordance with the laws and regulations of the PRC, and then our Hong Kong subsidiaries will transfer the dividends all the way up to Nano Labs Ltd, and the dividends will be distributed from Nano Labs Ltd to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. The cross-border transfer of funds within our corporate group under our direct holding structure must be legal and compliant with relevant laws and regulations of China. In utilizing the proceeds from offerings under this prospectus, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions and to our affiliated entities only through loans, subject to applicable government reporting, registration and approvals. See “Use of Proceeds” and “Item 3. Key Information—D. Risk Factor—Risks Related to Conducting Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of offerings under this prospectus to make loans or additional capital contributions to our PRC subsidiaries and affiliated entities” in the 2022 20-F. In 2020, 2021 and 2022, we transferred cash proceeds of nil, US$21.1 million and US$24.3 million to our PRC subsidiaries for the settlement of intercompany transactions and as paid-in capital for our PRC subsidiaries, and none of our PRC subsidiaries has issued any dividends or distributions to respective holding companies or any investors as of the date of this prospectus. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after any offerings under this prospectus. We have, from time to time, transferred cash between our PRC subsidiaries to fund their operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between such subsidiaries. As of the date of this prospectus, no cash generated from our PRC subsidiaries has been used to fund operations of any of our non-PRC subsidiaries. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, as long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. We currently do not have any cash management policy that dictate the transfer of cash between our subsidiaries. See “Item 4. Information of the Company—B. Business Overview—Regulation—PRC Laws and Regulations relating to Foreign Exchange” in the 2022 20-F for details of such procedures.

Investing in these securities involves risks. See the “Risk Factors” section contained in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in these securities.

Each time we sell these securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of these securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 15 votes on all matters subject to vote at general meetings of our company. Each Class B ordinary share can be convertible into Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person or entity that is not Mr. Jianping Kong, Mr. Qifeng Sun or their affiliate (as defined in our currently effective memorandum and articles of association), or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person who is not Mr. Jianping Kong, Mr. Qifeng Sun or their affiliate, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares. See “Description of Share Capital.”

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2023

i

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

●	“ADRs” refers to the American depositary receipts, which, if issued, evidence the ADSs;

●	“ADSs” refers to our American depositary shares, each of which represents two Class A ordinary shares;

●	“CAGR” refers to compound annual growth rate;

●	“China” and “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region and the Macau Special Administrative Region;

●	“Class A ordinary shares” refers to our Class A ordinary shares, par value US$0.0001 per share;

●	“Class B ordinary shares” refers to our Class B ordinary shares, par value US$0.0001 per share;

●	“hash rate” refers to the processing power of the cryptocurrency network and represents the number of computations that is processed by the network in a given time period;

●	“ICs” or “chips” refers to integrated circuits;

●	“nm” refers to nanometer (1 meter = 1,000,000,000 nanometers);

●	“RMB” and “Renminbi” refers to the legal currency of China;

●	“shares” and “ordinary shares” refers to prior to the completion of any offerings under this prospectus, our pre-offering ordinary shares, and upon and after the completion of any offerings under this prospectus, are to our Class A ordinary shares and our Class B ordinary shares;

●	“TH/s” and “GH/s” refers to the measuring unit of hash rate, which represent the processing power of the cryptocurrency mining machine. 1 TH/s =1,000 GH/s;

●	“US$” and “U.S. dollars” refers to the legal currency of the United States of America; and

●	“we,” “us,” “our company,” “our,” and “our group” refers to Nano Labs Ltd, our Cayman Islands holding company, its predecessor entity and its subsidiaries, as the context requires.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a shelf registration process permitted under the Securities Act. By using a shelf registration statement, we may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

We are a leading fabless IC design company and product solution provider in China. We are committed to the development of HTC chips, HPC chips, distributed computing and storage solutions, smart-NICs, vision computing chips and distributed rendering. We have built a comprehensive FPU architecture which offers solution that integrates the features of both HTC and HPC. Moreover, our Cuckoo series are one of the first near-memory HTC chips available in the market with a maximum bandwidth of approximately 2.27 Tbps, as well as one of the first movers of ASIC-based Grin mining market. In June 2021, we established IPOLLO PTE. LTD., our indirect wholly-owned subsidiary in Singapore, to facilitate our business expansion in the overseas IC markets.

We have established an integrated solution platform covering four main business verticals, including HTC solutions, HPC solutions, distributed computing and storage solutions, and Metaverse computing network solutions. Our HTC solutions feature our proprietary Cuckoo series chips, which have become alternative ASICs solutions for traditional GPUs. We released our first generation of Cuckoo series, Cuckoo 1.0, in the second quarter of 2020, which is one of the first near-memory HTC chips available in the market with a maximum bandwidth of approximately 2.27 Tbps, as well as one of the first movers of ASIC-based Grin mining market. We completed the tape-out for Cuckoo 2.0 and launched the product in the fourth quarter of 2021 and are in the design process of Cuckoo 3.0, which is expected to be completed in 2023. For our HPC solutions, we have completed the design of Darkbird 1.0 and have begun the delivery of Darkbird 1.0 in the first quarter of 2022. We are in the process of designing Darkbird 2.0. Our HPC solutions offer both HPC chips, Darkbird, and Bitcoin mining machine, iPollo. Our proprietary Darkbird chips embedded in iPollo can achieve high computing power with reduced size and increased power efficiency. In addition to HTC and HPC chips, we launched our Darksteel series, which can be applied to both industrial and commercial sectors by offering distributed computing and data storage solutions, in the fourth quarter of 2021. As of December 31, 2022, we had a balance of advance from customers in the amount of RMB124.5 million (US$17.9 million) from the pre-sale of our products.

We stay at the forefront in IC design for the Metaverse computing network and have built prominent research and development capabilities. We have successfully designed our 55nm, 40nm, 22nm and n+1 ASIC chips and our 38nm memory chip. Our unique Nano FPU design architecture allows us to develop HTC chips with superior computing power and high-power efficiency as compared to most traditional GPUs available in the market. As of June 30, 2023, we had registered 30 software copyrights, four IC layout-design rights and 20 patents in China, and applied for registration of 47 patents in China. We enjoy a skilled talent pool and are committed to enhancing our technology leadership and upgrade our product solutions through our high-caliber research and development team. As of June 30, 2023, our research and development team consisted of 97 engineers, researchers, programmers and data analysts.

Risks and Challenges

Investing in the ADSs entails a significant level of risk. Before investing in the ADSs, you should carefully consider the risks and uncertainties summarized below, the risks described under the “Risk Factors,” in addition to all of the other information in this prospectus and documents that are incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our business, results of operations and financial condition. Such risks include, but are not limited to:

Risks Related to Our Business

●	Uncertainties in our research and development activities. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We may fail to anticipate or adapt to technology innovations in a timely manner, so our IC design may fail to gain recognition from the customers and the IC design industry” in the 2022 20-F;

●	Volatility of the cryptocurrency market. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Our results of operations have been and are expected to continue to be significantly impacted by the volatility of the cryptocurrency market, and in particular, the sharp price decrease of cryptocurrencies” in the 2022 20-F;

●	Market conditions for HTC and HPC solutions market. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—We have derived and may continue to derive revenues primarily from our HTC and HPC solutions. If the market for HTC and HPC solutions ceases to exist or diminishes significantly, our business, results of operations and financial condition would be materially and adversely affected” in the 2022 20-F;

●	Constant technological changes in the industries we operate in. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Our business growth is dependent on the development of blockchain technology and applications, particularly in the field of Bitcoin, ETHW, ETHF, ETC, Grin and Filecoin” in the 2022 20-F;

●	Significant revenue contribution from our cryptocurrency mining machines. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—If cryptocurrencies relating to our products lose their popularity or are replaced by other cryptocurrencies as the mainstream cryptocurrencies, we may not be able to win the market for our future mining machines and our results of operations will be materially and adversely affected” in the 2022 20-F; and

●	Our reliance on limited suppliers. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business—Our IC products mainly depend on supplies from third-party foundries, and any failure to obtain sufficient foundry capacity from such foundries would significantly delay the shipment of our products” in the 2022 20-F.

Risks Related to Our Operations

●	Our ability to achieve or sustain profitability. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Operations—We have incurred net losses and negative cash flows from operating activities in the past, and we may not achieve or sustain profitability” in the 2022 20-F;

●	Our ability to forecast our business and assess the seasonality and volatility in our business. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Operations—Our limited operating history and our volatile historical results of operations could make it difficult for us to forecast our business and assess the seasonality and volatility in our business” in the 2022 20-F;

●	Our ability to obtain significant financial resources. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Operations—Our business requires significant financial resources, but we may not be able to obtain it in a timely manner and on favorable terms or at all” in the 2022 20-F;

●	Our ability to price our products at our desired margins. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Operations—We may not be able to price our products at our desired margins as a result of any decrease in our bargaining power or changes in market conditions” in the 2022 20-F;

●	Credit risks and concentration of credit risks in relation to defaults from counterparties. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Operations—We may be exposed to credit risks and concentration of credit risks in relation to defaults from counterparties” in the 2022 20-F;

●	Our ability to manage our growth or execute our strategies effectively. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Operations—If we are unable to manage our growth or execute our strategies effectively, our business, results of operations and financial condition may be materially and adversely affected” in the 2022 20-F;

●	Ongoing global coronavirus COVID-19 outbreak. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Operations—Our business, results of operations and financial position could be adversely affected by the ongoing COVID-19 pandemic” in the 2022 20-F; and

●	High customer concentration. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Operations—High customer concentration exposes us to all of the risks faced by our major customers and may subject us to significant fluctuations or declines in revenues” in the 2022 20-F.

Risks Related to Our Industry

●	Adverse changes in the regulatory environment in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Industry—It may be or become illegal to acquire, own, hold, sell or use cryptocurrencies, participate in the blockchain, transfer or utilize similar bitcoin assets in China or overseas markets where we operate due to adverse changes in the regulatory and policy environment in these jurisdictions” in the 2022 20-F;

●	Adverse changes of regulatory environment in foreign markets. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Industry—The current regulatory environment in foreign markets, including the United States, and any adverse changes in that environment, could have a material adverse impact on our blockchain products business” in the 2022 20-F;

●	Increasing mining difficulty, which could result in downward pressure on the expected economic returns. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Industry—Increasing mining difficulty could result in downward pressure on the expected economic returns on cryptocurrency mining” in the 2022 20-F;

●	Concert actions, which could prevent new transactions from gaining confirmations, halt payments between users, and reverse previously completed transactions. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Industry—If any person, institution or a pool of them acting in concert obtains control of more than 50% of the processing power active on the Bitcoin, Ethereum or Grin, such person, institution or a pool of them could prevent new transactions from gaining confirmations, halt payments between users, and reverse previously completed transactions, which would erode user confidence in Bitcoin, Ethereum or Grin” in the 2022 20-F;

●	Challenges against decentralized nature of cryptocurrencies. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Industry—The decentralized nature of cryptocurrency may be subject to challenges, which could negatively affect our results of operations” in the 2022 20-F; and

●	Change of algorithm and mining mechanism. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Industry—Change of algorithm and mining mechanism for cryptocurrencies may materially and adversely affect our business and results of operations” in the 2022 20-F.

Risks Related to Conducting Business in China

●	Recent regulatory developments in China, which may subject us to additional regulatory review. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China—Recent regulatory developments in China may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capitals overseas, all of which could materially and adversely affect our business and cause the value of the ADSs to significantly decline or become worthless” in the 2022 20-F;

●	Significant influence of PRC government over companies with China-based operations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China—The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless” in the 2022 20-F;

●	Possibility of delisting if the PCAOB is unable to inspect auditors with presence in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China—Our ADSs will be delisted and prohibited from trading in the over-the-counter market under the Holding Foreign Companies Accountable Act, if the PCAOB is unable to inspect or investigate completely auditors located in China for two consecutive years. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in the 2022 20-F;

●	Changes in the political and economic policies of the PRC government. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China—Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, results of operations and financial condition” in the 2022 20-F;

●	Uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in the 2022 20-F;

●	A severe or prolonged downturn in China’s economy. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China—A severe or prolonged downturn in China’s economy could materially and adversely affect our business, financial condition and results of operations” in the 2022 20-F; and

●	Increased labor costs and enforcement of stricter labor laws and regulations in China. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China—Increases in labor costs and enforcement of stricter labor laws and regulations in China and our additional payments of statutory employee benefits may adversely affect our business and profitability” in the 2022 20-F.

Risks Related to Our Corporate Structure and Governance

●	Investors in the ADSs not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead equity securities of a Cayman Islands holding company. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance—Investors in the ADSs are not purchasing equity securities of our subsidiaries that have substantive business operations in China but instead are purchasing equity securities of a Cayman Islands holding company” in the 2022 20-F;

●	Custodians or authorized users of our controlling non-tangible assets, including chops and seals, failing to fulfill their responsibilities. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance—If the custodians or authorized users of our controlling non-tangible assets, including chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations may be materially and adversely affected” in the 2022 20-F;

●	Anti-takeover provisions in our currently effective memorandum and articles of association. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance—Our currently effective memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares and ADSs” in the 2022 20-F;

●	Dual-class structure of our ordinary shares which could affect the trading market for the ADSs. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance—The dual-class structure of our ordinary shares may adversely affect the trading market for our ADSs” in the 2022 20-F;

●	Less protection to shareholders due to our home country practices for corporate governance matters. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance—You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law and conduct our operations primarily in emerging markets” in the 2022 20-F;

●	Certain judgments obtained against us by our shareholders may not be enforceable. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance—Certain judgments obtained against us by our shareholders may not be enforceable” in the 2022 20-F;

●	Reduced reporting requirements due to our emerging growth company status. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance—We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements” in the 2022 20-F; and

●	Our exemption from certain provisions applicable to U.S. domestic public companies due to our foreign private issuer status. See “Item 3. Key Information—D. Risk Factors—Risks Related to Our Corporate Structure and Governance—We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies” in the 2022 20-F.

Risks Related to the ADSs

●	Failure to maintain the listing of our ADSs with a U.S. national securities exchange. See “Item 3. Key Information—D. Risk Factors—Risks Related to the ADSs—If we fail to maintain the listing of our ADSs with a U.S. national securities exchange, the liquidity and price of our ADSs could be adversely affected” in the 2022 20-F;

●	Volatile trading price of the ADSs. See “Item 3. Key Information—D. Risk Factors—Risks Related to the ADSs—The trading price of the ADSs is likely to be volatile, which could result in substantial losses to investors” in the 2022 20-F;

●	Lack of research or report on the business or change in recommendations regarding the ADSs. See “Item 3. Key Information—D. Risk Factors—Risks Related to the ADSs—If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline” in the 2022 20-F; and

●	Sale or availability for sale of substantial amounts of the ADSs. See “Item 3. Key Information—D. Risk Factors—Risks Related to the ADSs—The sale or availability for sale of substantial amounts of the ADSs could adversely affect their market price” in the 2022 20-F.

Potential CAC and CSRC Approval Required for Offerings under this Prospectus

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, on January 4, 2022, the Cyberspace Administration of China, or the CAC, and other ministries and commissions (including the CSRC), announced the adoption of the Cybersecurity Review Measures, which became effective on February 15, 2022 and provides that network platform operators possessing personal information of more than one million individual users must undergo a cybersecurity review by the CAC when they seek to have their securities listed on a foreign stock exchange. Furthermore, the Standing Committee of the National People’s Congress passed the Personal Information Protection Law of the PRC, or PIPL, which became effective on November 1, 2021, requires such operators to obtain consent of the user prior to any cross-border transfer of personal information, as well as the satisfaction of at least one of the following conditions: (1) a security assessment organized by competent cybersecurity authorities has been passed; (2) certification of personal information protection from a specialized institution in accordance with the provisions issued by competent cybersecurity authorities has been passed; (3) a model standard contract about both parties’ rights and obligations formulated by competent cybersecurity authorities with the overseas recipient has been entered into; or (4) any other condition prescribed by laws, administrative regulations or by competent cybersecurity authorities has been satisfied. These policies and any related implementation rules to be enacted may subject us to additional compliance requirement. As of the date of this prospectus, no official guidance or related implementation rules have been issued in relation to these recently issued opinions, and the interpretation and implementation of these opinions remain unclear at this stage. Moreover, the M&A Rules requires an overseas special purpose vehicle that are controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. The PRC government also exerts more control over offerings conducted overseas and foreign investment in China-based issuers. In particular, on February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which came into effect on March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (1) companies incorporated in the PRC, or PRC domestic companies, directly and (2) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The Trial Measures requires (i) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (ii) the filing of their underwriters or placement agents with the CSRC under certain conditions and the submission of an annual report to the CSRC within the required timeline. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC came into effect. Confidentiality and Archives Administration Provisions stipulate that the PRC companies seeking overseas offerings and listings, either directly or indirectly, as well as securities firms and securities service providers (both the PRC and overseas) involved in relevant businesses, must not disclose any state secrets or confidential information of government agencies, nor harm national security and public interests. Additionally, if a domestic company provides accounting archives or copies of such archives to any entities, including securities firms, securities service providers, overseas regulators and individuals, it must comply with due procedures in accordance with applicable regulations. We believe that offerings under this prospectus or any accompanying prospectus supplement do not involve the disclosure of any state secret or confidential information of government agencies, nor does it harm national security and public interests. However, we may need to perform additional procedures concerning the provision of accounting archives. The specific requirements of these procedures are currently unclear, and we cannot guarantee our ability to execute them. According to the Notice on the Administrative Arrangements for the Filing of Overseas Securities Offering and Listing by Domestic Enterprises (the “Notice on Overseas Listing Measures”) published by the CSRC on February 17, 2023, issuers that had already been listed in an overseas market by March 31, 2023, the date the Trial Measures became effective, are not required to make any immediate filing and are only required to comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering. Therefore, we are required to go through filing procedures with the CSRC within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement and for our future offerings of our securities in an overseas market, including Nasdaq, under the Trial Measures. Other than the CSRC filing procedure we are required to make within three working days after the completion of an offering made pursuant to this prospectus or any accompanying prospectus supplement, we and our PRC subsidiaries, as advised our PRC legal counsel, Zhong Lun Law Firm, (1) are not required to obtain permissions from the CSRC, and (2) have not been required to obtain or denied such and other permissions by the CSRC, CAC, or any PRC government authority, under current PRC laws, regulations and rules in connection with a potential offering made pursuant to this prospectus or any accompanying prospectus supplement as of the date of this prospectus. See “Item 3. Key Information—D. Risk Factors—Risks Related to Conducting Business in China—Recent regulatory developments in China may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capitals overseas, all of which could materially and adversely affect our business and cause the value of the ADSs to significantly decline or become worthless” in the 2022 20-F.

Corporate History and Structure

We are a Cayman Islands holding company and primarily conduct our operations in China through our PRC subsidiaries. We first started our business designing and developing high throughput computing solutions through Zhejiang Haowei Technology Co., Ltd., or Zhejiang Haowei, incorporated in July 2019. Since our inception, we have been devoted to the design and development of computing power solutions.

On January 8, 2021, we incorporated Nano Labs Ltd, our holding company, as an exempted company with limited liability under the laws of the Cayman Islands. In 2021, we underwent a series of corporate reorganization in anticipation of our initial public offering, including incorporation of our company as the listing vehicle, incorporation of our oversea holding companies and issuance of shares to shareholders of Zhejiang Haowei. In May 2021, we completed a one-for-10,000 shares subdivision, following which our authorized share capital of US$50,000 is divided into 500,000,000 ordinary shares of US$0.0001 each.

The following diagram illustrates our corporate structure as of the date of this prospectus.

(1)	The remaining 35% equity interest is owned by Hangzhou Lin’an Mantefu Technology Co., Ltd., an unaffiliated third party.
(2)	The remaining 30% equity interest is owned by Metadata Labs Inc., an unaffiliated third party.

Holding Company Structure

Nano Labs Ltd is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiaries in China and Hong Kong. As a result, Nano Labs Ltd’s ability to pay dividends depends upon dividends paid by our subsidiaries in China and Hong Kong. If our existing PRC and Hong Kong subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

In addition, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Pursuant to the Company Law of the People’s Republic of China, or the PRC Company Law, our PRC subsidiaries are required to make contribution of at least 10% of their after-tax profits calculated in accordance with the PRC GAAP to the statutory common reserve. Contribution is not required if the reserve fund has reached 50% of the registered capital of our subsidiaries. As of December 31, 2022, our PRC subsidiaries had restricted amount of RMB6.6 million (US$0.9 million) the reserve fund.

None of our PRC subsidiaries has issued any dividends or distributions to respective holding companies or any investors as of the date of this prospectus. Our PRC subsidiaries generate and retain cash generated from operating activities and re-invest it in our business. Historically, our PRC subsidiaries have also received equity financing from its shareholders to fund business operations of our PRC subsidiaries. In 2020, 2021 and 2022, we transferred cash proceeds of nil, US$21.1 million and US$24.3 million to our PRC subsidiaries for the settlement of intercompany transactions and as paid-in capital for our PRC subsidiaries. In the future, cash proceeds raised from overseas financing activities may be, and are intended to be, transferred by us through subsidiaries in Hong Kong to our PRC subsidiaries via capital contribution and shareholder loans, as the case may be. Subsidiaries in China that receives such cash proceeds then will transfer funds to its subsidiaries to meet the capital needs of our business operations. For details about the applicable PRC rules that limit transfer of funds from overseas to our PRC subsidiaries, see “Use of Proceeds” and “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of offerings under this prospectus to make loans or additional capital contributions to our PRC subsidiaries and affiliated entities” in the 2022 20-F.

The structure of cash flows within our organization, and the applicable regulations, are as follows. After foreign investors’ funds enter Nano Labs Ltd, our holding company, at the close of any offerings under this prospectus, subject to the cash demand of our PRC and Hong Kong subsidiaries, the funds can be transferred to our wholly owned Cayman subsidiaries, then to our wholly owned BVI subsidiaries, then to our Hong Kong subsidiaries, which will further distribute the funds to our PRC subsidiaries. If we intend to distribute dividends, PRC subsidiaries will transfer the dividends to our Hong Kong subsidiaries in accordance with the laws and regulations of the PRC, and then our Hong Kong subsidiaries will transfer the dividends all the way up to Nano Labs Ltd, and the dividends will be distributed from Nano Labs Ltd to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. The cross-border transfer of funds within our corporate group under our direct holding structure must be legal and compliant with relevant laws and regulations of China. In utilizing the proceeds from offerings under this prospectus, as an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions and to our affiliated entities only through loans, subject to applicable government reporting, registration and approvals. See “Use of Proceeds” and “Item 3. Key Information—D. Risk Factor—Risks Related to Conducting Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of offerings under this prospectus to make loans or additional capital contributions to our PRC subsidiaries and affiliated entities” in the 2022 20-F. We do not have any present plan to pay any cash dividends on our ordinary shares in the foreseeable future after any offerings under this prospectus. We have, from time to time, transferred cash between our PRC subsidiaries to fund their operations, and we do not anticipate any difficulties or limitations on our ability to transfer cash between such subsidiaries. As of the date of this prospectus, no cash generated from our PRC subsidiaries has been used to fund operations of any of our non-PRC subsidiaries. We may encounter difficulties in our ability to transfer cash between PRC subsidiaries and non-PRC subsidiaries largely due to various PRC laws and regulations imposed on foreign exchange. However, as long as we are compliant with the procedures for approvals from foreign exchange authorities and banks in China, the relevant laws and regulations in China do not impose limitations on the amount of funds that we can transfer out of China. We currently do not have any cash management policy that dictate the transfer of cash between our subsidiaries. See “Item 4. Information of the Company—B. Business Overview—Regulation—PRC Laws and Regulations relating to Foreign Exchange” in the 2022 20-F for details of such procedures.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of our internal control over financial reporting. Under the JOBS Act, an emerging growth company does not need to comply with any new or revised financial accounting standards until the date that private companies are required to do so. We have elected to take advantage of such exemption, and as a result, while we are an emerging growth company, we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies.

We will remain an emerging growth company until the earliest of (1) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (2) the last day of our fiscal year following the fifth anniversary of completion of our initial public offering; (3) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if we have been a public company for at least 12 months and the market value of the ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Corporate Information

Our principal executive office is located at 30th Floor, Dikaiyinzuo, No. 29, East Jiefang Road, Hangzhou, Zhejiang, People’s Republic of China. Our telephone number at this address is (86) 0571-8665 6957. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our corporate website is www.nano.cn. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 68.

Selected Consolidated Statements of Operations Data

	Years Ended December 31,
	2020		2021		2022
	RMB	%	RMB	%	RMB	US$	%
Net revenues:
Product sales revenue	2,004,074	94.2	39,440,897	100.0	920,653,911	132,190,493	93.6
Service revenue	122,602	5.8	—	—	62,514,987	8,976,106	6.4
Total net revenues	2,126,676	100.0	39,440,897	100.0	983,168,898	141,166,599	100.0
Cost of revenues	1,270,544	59.7	43,530,708	110.4	753,004,179	108,118,798	76.6
Gross profit (loss)	856,132	40.3	(4,089,811)	(10.4)	230,164,719	33,047,801	23.4
Operating expenses:
Selling and marketing expenses	108,567	5.1	5,119,072	13.0	24,431,649	3,507,976	2.5
General and administrative expenses	3,187,033	149.9	24,121,823	61.2	53,197,248	7,638,235	5.4
Research and development expenses	34,476,484	1,621.1	145,455,181	368.7	131,851,602	18,931,683	13.4
Total operating expenses	37,772,084	1,776.1	174,696,076	442.9	209,480,499	30,077,894	21.3
Profit (loss) from operations	(36,915,952)	(1,735.8)	(178,785,887)	(453.3)	20,684,220	2,969,907	2.1

	Years Ended December 31,
	2020		2021		2022
	RMB	%	RMB	%	RMB	US$	%
Other expenses (income):
Finance expenses (income)	3,747	0.2	509,764	1.3	(4,407,504)	(632,844)	(0.5)
Interest income	(17,915)	(0.8)	(3,495,208)	(8.8)	(2,005,580)	(287,968)	(0.2)
Other expenses (income)	800,000	37.6	(855,959)	(2.2)	(4,021,582)	(577,432)	(0.4)
Total other expenses (income)	785,832	37.0	(3,841,403)	(9.7)	(10,434,666)	(1,498,244)	(1.1)
Income (loss) before income tax provision	(37,701,784)	(1,772.8)	(174,944,484)	(443.6)	31,118,886	4,468,151	3.2
Income tax provision	2,293	0.1	—	—	—	—	—
Net income (loss)	(37,704,077)	(1,772.9)	(174,944,484)	(443.6)	31,118,886	4,468,151	3.2

Selected Consolidated Balance Sheets Data

	As of December 31,
	2020	2021	2022
	RMB	RMB	RMB	US$
ASSETS:
Current assets
Cash and cash equivalents	35,333,172	233,853,654	87,811,272	12,608,229
Restricted cash	—	—	48,112	6,908
Accounts receivable, net	1,165,716	—	—	—
Due from related party	4,390,000	—	—	—
Short-term investments	—	31,888,500	—	—
Inventories, net	7,238,293	213,870,251	102,201,746	14,674,460
Prepayments	7,985,676	372,355,129	71,314,254	10,239,533
Other current assets	2,895,895	41,460,490	27,275,215	3,916,264
Total current assets	59,008,752	893,428,024	288,650,599	41,445,394
Non-current assets
Property, plant and equipment, net	1,066,759	7,249,044	21,426,955	3,076,552
Intangible asset, net	99,301	—	48,717,132	6,994,964
Long-term prepaid expense	550,000	—	—	—
Operating lease right-of-use assets	768,678	9,155,665	8,447,978	1,212,988
Total non-current assets	2,484,738	16,404,709	78,592,065	11,284,504
TOTAL ASSETS	61,493,490	909,832,733	367,242,664	52,729,898
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debts	—	—	280,000	40,203
Accounts payable	899,687	2,837,638	15,292,843	2,195,796
Advance from customers	65,404,664	917,391,899	124,469,097	17,871,679
Operating lease liabilities, current	462,313	5,224,757	4,199,361	602,958
Accounts payable – related party	4,716,981	—	—	—
Loan payable	5,000,000	—	—	—
Due to related parties	31,355,000	—	—	—
Other current liabilities	1,898,524	6,917,757	39,399,532	5,657,111
Total current liabilities	109,737,169	932,372,051	183,640,833	26,367,747
Non-current liabilities:
Long-term debts	—	—	16,673,316	2,394,009
Operating lease liabilities, non-current	276,653	2,122,357	2,514,115	360,985
Total liabilities	110,013,822	934,494,408	202,828,264	29,122,741

	As of December 31,
	2020	2021	2022
	RMB	RMB	RMB	US$
Shareholders’ equity (deficit):
Ordinary shares ($0.0001 par value; 500,000,000, 500,000,000 and 200,000,000 shares authorized as of December 31, 2020, December 31, 2021 and December 31, 2022, respectively; 79,249,000, 103,790,000 and nil shares issued and outstanding as of December 31, 2020, December 31, 2021 and December 31, 2022, respectively)	51,135	66,970	—	—
Class A ordinary shares ($0.0001 par value; 242,821,846 shares authorized; nil, nil and 54,318,514 shares issued and outstanding as of December 31, 2020, December 31, 2021 and December 31, 2022, respectively)	—	—	35,425	5,086
Class B ordinary shares ($0.0001 par value; 57,178,154 shares authorized; nil, nil and 57,178,154 shares issued and outstanding as of December 31, 2020, December 31, 2021 and December 31, 2022, respectively)	—	—	36,894	5,297
Additional paid-in capital	163,747	201,418,380	354,803,564	50,943,854
Accumulated deficit	(48,735,214)	(223,679,698)	(199,207,921)	(28,602,923)
Statutory reserves	—	—	6,647,109	954,414
Accumulated other comprehensive (loss) income	—	(2,467,327)	2,099,329	301,429
Total shareholders’ (deficit) equity	(48,520,332)	(24,661,675)	164,414,400	23,607,157
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	61,493,490	909,832,733	367,242,664	52,729,898

Selected Consolidated Statements of Cash Flows Data

	Years ended December 31,
	2020	2021	2022
	RMB	RMB	RMB	US$
Net cash provided by (used in) operating activities	(3,027,899)	71,732,868	(274,940,789)	(39,476,896)
Net cash used in investing activities	(1,646,776)	(36,046,123)	(33,182,870)	(4,764,504)
Net cash provided by financing activities	29,365,000	164,896,124	160,996,502	23,116,403
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	(2,062,387)	1,132,887	162,663
Net increase (decrease) in cash, cash equivalents and restricted cash	24,690,325	198,520,482	(145,994,270)	(20,962,334)
Cash, cash equivalents and restricted cash at the beginning of the year	10,642,847	35,333,172	233,853,654	33,577,471
Cash, cash equivalents and restricted cash at the end of the year	35,333,172	233,853,654	87,859,384	12,615,137

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 18, 2023;

●	our current reports on Form 6-K furnished with the SEC on July 31, 2023;

●	the description of the securities contained in our registration statement on Form 8-A initially filed with the SEC on June 21, 2022 (File No. 001-41426) pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our annual report for the fiscal year ended December 31, 2022 filed with the SEC on April 18, 2023 contains a description of our business and audited consolidated financial statements with reports by independent auditors. The consolidated financial statements are prepared and presented in accordance with the U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

30th Floor, Dikaiyinzuo,

No. 29, East Jiefang Road,

Hangzhou, Zhejiang, 310000

People’s Republic of China

(86) 0571-8665 6957

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” among others, discuss factors which could adversely impact our business and financial performance.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	our goals and strategies;

●	our business and operating strategies and plans for the development of existing and new businesses, ability to implement such strategies and plans and expected time;

●	our future business development, results of operations and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our dividend policy;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our projected markets and growth in markets;

●	our potential need for additional capital and the availability of such capital;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	general economic and business conditions in China and globally;

●	our use of the proceeds from offerings under this prospectus;

●	the length and severity of the COVID-19 pandemic and its impact on our business and industry; and

●	assumptions underlying or related to any of the foregoing.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus and any prospectus supplement, and the information incorporated by reference herein also contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. Failure of the market to grow at the projected rate may have a material adverse effect on our business and the market price of the ADSs. In addition, projections or estimates about our business and financial prospects involve significant risks and uncertainties. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

RISK FACTORS

Investing in the securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in the 2022 Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of the securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

●	Class A ordinary shares, including Class A ordinary shares represented by ADSs;

●	preferred shares;

●	debt securities;

●	warrants; and

●	units.

The following is a description of the terms and provisions of our Class A ordinary shares, the ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, debt securities, warrants, and units, in certain cases, the Class A ordinary shares (including Class A ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the Companies Act (As Revised) of the Cayman Islands, as amended, or the Companies Act, on January 8, 2021. Our corporate affairs are governed by our memorandum and articles of association, as amended from time to time and the Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares, with a par value of US$0.0001 each, comprising of 242,821,846 Class A ordinary shares, 57,178,154 Class B ordinary shares and 200,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our currently effective memorandum and articles of association. As of the date of the prospectus, 54,318,514 Class A ordinary shares and 57,178,154 Class B ordinary shares are issued and outstanding.

Our Second Amended and Restated Memorandum and Articles of Association

We adopted the second amended and restated memorandum and articles of association, which had become effective immediately prior to the completion of our initial public offering.

The following are summaries of material provisions of our currently effective memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

The following description of our share capital and provisions of our currently effective memorandum and articles of association are summaries and are qualified by reference to our currently effective memorandum and articles of association. Copies of these documents have been filed with the SEC as exhibits to our 2022 Form 20-F. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancelation and withdrawal from the depositary facility in which the ordinary shares are held in order to exercise shareholders’ rights with respect to the ordinary shares. The depositary will agree, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the non-discretionary written instructions of the holders of such ADSs. See “Description of American Depositary Shares.”

Objects of our company

Under our currently effective memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. The Class A ordinary shares and Class B ordinary shares carry equal rights and rank pari passu with one another, including the rights to dividends and other capital distributions. Each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at our general meetings, and each Class B ordinary share shall entitle the holder thereof to fifteen (15) votes on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person or entity that is not Mr. Jianping Kong, Mr. Qifeng Sun or their affiliate (as defined in our currently effective memorandum and articles of association), or upon a change of ultimate beneficial ownership of any Class B ordinary share to any person who is not Mr. Jianping Kong, Mr. Qifeng Sun or their affiliate, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares.

Voting rights

Holders of our Class A ordinary shares and our Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each Class A ordinary share shall be entitled to one vote, and each Class B ordinary share shall be entitled to 15 votes, on all matters subject to a vote at general meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded (before or on the declaration of the result of the show of hands).

A poll may be demanded by the chairman of such meeting or any shareholder present in person or by proxy. No shareholder shall be entitled to vote or be counted in a quorum, in respect of any share, unless such shareholder is duly registered as our shareholder.

An ordinary resolution to be passed at a general meeting requires the affirmative vote of a simple majority of the votes attaching to all issued and outstanding ordinary shares cast at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of votes attached to all issued and outstanding ordinary shares cast at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our currently effective memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our currently effective memorandum and articles of association. We may, among other things, subdivide or consolidate our shares by ordinary resolution.

General meetings of shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our currently effective memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

Shareholders’ general meetings may be convened by a majority of our board of directors or the chairman of our board of directors. Advance notice of at least ten calendar days is required for the convening of our annual general meeting and any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholder(s) holding shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all shares which carry the right to attend and vote at such general meeting, present in person or by proxy, or, if a corporation or other non-natural person, by its duly authorized representative.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our currently effective memorandum and articles of association provide that upon the requisition of shareholders representing in aggregate not less than one-third (1/3) of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings as at the date of the deposit of the requisition, our board is obliged to convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our currently effective memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Dividends

Subject to the Companies Act, our directors may declare dividends in any currency to be paid to our shareholders. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under the laws of the Cayman Islands, dividends may be declared and paid out of our profits or out of the share premium account. Our currently effective memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. In no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Holders of our ordinary shares will be entitled to such dividends as may be declared by our board of directors.

Transfer of ordinary shares

Subject to any applicable restrictions set forth in our currently effective memorandum and articles of association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in a form that our directors may approve.

Our directors may decline to register any transfer of any share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless:

●	the instrument of transfer is lodged with us and is accompanied by the certificate for the shares to which it relates and such other evidence as our directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of share;

●	the instrument of transfer is properly stamped (in circumstances where stamping is required);

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Global Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice requirement of the Nasdaq Global Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year as our board may determine.

Liquidation

Subject to any future shares which are issued with specific rights, on the winding up of our company (1) if the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed among those shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise, and (2) if the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them.

Calls on ordinary shares and forfeiture of ordinary shares

Subject to our currently effective memorandum and articles of association and to the terms of allotment, our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of shares, repurchase and surrender of ordinary shares

We are empowered by the Companies Act and our currently effective memorandum and articles of association to purchase our own shares, subject to certain restrictions. We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our board of directors.

We may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders.

Under the Companies Act, the redemption or repurchase of any share may be paid out of the company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares issued and outstanding, or (iii) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of rights of shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of additional shares

Our currently effective memorandum and articles of association authorizes our board of directors to issue additional shares (including, without limitation, preferred shares) from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our currently effective memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of books and records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for our memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-takeover provisions.

Some provisions of our currently effective memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that (1) authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders, and (2) limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our currently effective memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Appointment and removal of directors

Unless otherwise determined by our company in general meeting, our currently effective memorandum and articles of association provide that our board of directors will consist of not less than three directors. There are no provisions relating to retirement of directors upon reaching any age limit. The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board. Our shareholders may also appoint any person to be a director by way of ordinary resolution.

Subject to restrictions contained in our currently effective memorandum and articles of association, a director may be removed with or without cause by ordinary resolution of our company. In addition, the office of any director shall be vacated if the director (1) becomes bankrupt or makes any arrangement or composition with his creditors, (2) dies or is found to be or becomes of unsound mind, (3) resigns his office by notice in writing to our company, (4) without special leave of absence from our board, is absent from three consecutive board meetings and our board resolves that his office be vacated, or (5) is removed from office pursuant to our currently effective memorandum and articles of association.

Proceedings of board of directors

Our currently effective memorandum and articles of association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for board meetings may be fixed by the board and, unless so fixed at another number, will be a majority of the directors. Our currently effective memorandum and articles of association provide that the board may from time to time at their discretion exercise all the powers of our company to raise or borrow money, to mortgage or charge all or any part of the undertaking, property, assets (present and future) and uncalled capital of our company and to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Alteration of capital

We may from time to time by ordinary resolution in accordance with the Companies Act alter the conditions of our currently effective memorandum and articles of association to:

●	increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of larger amounts than our existing shares;

●	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled subject to the provisions of the Companies Act;

●	sub-divide our shares or any of them into shares of smaller amount than is fixed by our currently effective memorandum and articles of association, subject nevertheless to the Companies Act; and

●	divide shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares, attach to the shares respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions that in the absence of any such determination in a general meeting may be determined by our directors.

We may, by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Register of members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the memorandum and articles of association of the company and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under the Companies Act, the register of members is prima facie evidence of the registered holder or member of shares of a company. Therefore, a person becomes a registered holder or member of shares of the company only upon entry being made in the register of members. A member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

Upon the completion of the offerings under this prospectus, the depositary will be included in our register of members as the only holder of the shares represented by the ADSs in the offerings under this prospectus.

If the name of any person is incorrectly entered in or omitted from our register of members or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified. The Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Exempted company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue negotiable or bearer shares or shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States, such as in the State of Delaware.

	Cayman Islands	Delaware
Mergers and Similar Arrangements	The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (1) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (2) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (1) a special resolution of the shareholders of each constituent company, and (2) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

Under Delaware law, with certain exceptions, a merger, a consolidation, or a sale, lease or exchange of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. However, unless required by its certificate of incorporation, approval is not required by the holders of the outstanding stock of a constituent corporation surviving a merger if:

●  the merger agreement does not amend in any respect its certificate of incorporation;

●  each share of its stock outstanding prior to the merger will be an identical share of stock following the merger; and

●  either no shares of the surviving corporation’s common stock and no shares, securities or obligations convertible into such stock will be issued or delivered pursuant to the merger, or the authorized unissued shares or treasury shares of the surviving corporation’s common stock to be issued or delivered pursuant to the merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered pursuant to the merger do not exceed 20% of the shares of the surviving corporation’s common stock outstanding immediately prior to the effective date of the merger.

	A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.	Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

	Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.	Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger.

Cayman Islands	Delaware

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing seventy-five per cent in value of the creditors or class of creditors (where a compromise or arrangement is proposed between a company and its creditors or any class of them, as the case may be) or seventy-five per cent in value of the members or class of members (where a compromise or arrangement is proposed between a company and its members or class of members, as the case may be), that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●  the statutory provisions as to the required majority vote have been met;

●  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

Cayman Islands	Delaware

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (1) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (2) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

	Cayman Islands	Delaware
Shareholders’ Suits

In principle, we will normally be the proper plaintiff, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected (and have had occasion) to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) that permit a minority shareholder to commence a class action against, or derivative actions in the name of, our company to challenge:

●  an act that is ultra vires or illegal and is therefore incapable of ratification by the shareholders;

●  an act that constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company; and

●  the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained.

Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit a winning plaintiff to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Executive Officers and Limitation of Liability	Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify our directors and officers (but not our auditors) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by each such indemnified person, other than by reason of their own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by them in defending any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.	A corporation has the power to indemnify any director, officer, employee, or agent of the corporation who was, is or is threatened to be made a party to an action, suit or proceeding who acted in good faith and in a manner they believed to be in the best interests of the corporation, and if with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct would be unlawful, against amounts actually and reasonably incurred. Additionally, under the Delaware General Corporation Law, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

	Cayman Islands	Delaware
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties	As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company: a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director acts in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

	Cayman Islands	Delaware
Shareholder Action by Written Consent	Our memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.	Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals	The Companies Act provides shareholders with only limited rights to call for a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that our shareholders who hold not less than one-third of all votes attaching to all issued and outstanding shares of our company that carry the right to vote at general meetings may requisition a general meeting, in which case our directors are obliged to convene such a meeting and put the requisitioned resolutions to a vote at such meeting. Other than the foregoing, our memorandum and articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.	Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

	Cayman Islands	Delaware
Cumulative Voting	Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.	Under the Delaware General Corporation Law, cumulative voting for election of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

Removal of Directors	Under our memorandum and articles of association, our directors may be removed, with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. In addition, a director’s office shall be vacated if the director (1) resigns his office by notice in writing delivered to our company, (2) does or is found to be or becomes of unsound mind, (3) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated, (4) becomes bankrupt or makes any arrangement or composition with his creditors, or (5) is removed from office pursuant to any provision of our memorandum and articles of association.	Under the Delaware General Corporation Law, holders of a majority of the shares then entitled to vote at an election of directors may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation or bylaws, directorship vacancies may be filled by a majority of the directors elected or then in office, or by the stockholders.

Transactions with Interested Shareholders	Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.	The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years.

This statute has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

	Cayman Islands	Delaware
Dissolution; Winding Up	Under Cayman Islands law, a company may be wound up either by an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances, including where it is, in the opinion of the court, just and equitable to do so.	Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares	Under our memorandum and articles of association, whenever the capital of our company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.	Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Amendment of Governing Documents	Under Cayman Islands law, our memorandum and articles of association may only be amended with a special resolution of our shareholders.	Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Rights of Non-resident or Foreign Shareholders	There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.	Under Delaware General Corporation Law, there are no restrictions on foreign shareholders, and all the stock or membership interests in a Delaware company can be owned by non-U.S. nationals.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Citibank, N.A. is the depositary for the ADSs. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as “ADSs” and represent ownership interests in securities that are on deposit with the depositary. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A.—Hong Kong, located at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

We have appointed Citibank as depositary pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov). Please refer to Registration Number 333-265862 when retrieving such copy.

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, two Class A ordinary shares that are on deposit with the depositary and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary may agree to change the ADS-to-Share ratio by amending the deposit agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary, and the depositary (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary. As an ADS holder you appoint the depositary to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of Class A ordinary shares will continue to be governed by the laws of the Cayman Islands, which may be different from the laws in the United States.

In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary will hold on your behalf the shareholder rights attached to the Class A ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the Class A ordinary shares represented by your ADSs through the depositary only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancelation of your ADSs and become a direct shareholder.

The manner in which you own the ADSs (e.g., in a brokerage account vs. as registered holder, or as holder of certificated vs. uncertificated ADSs) may affect your rights and obligations, and the manner in which, and extent to which, the depositary’s services are made available to you. As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary to the holders of the ADSs. The direct registration system includes automated transfers between the depositary and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC, which nominee will be the only “holder” of such ADSs for purposes of the deposit agreement and any applicable ADR. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the “holder.” When we refer to “you,” we assume the reader owns ADSs and will own ADSs at the relevant time.

The registration of the Class A ordinary shares in the name of the depositary or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary or the custodian the record ownership in the applicable Class A ordinary shares with the beneficial ownership rights and interests in such Class A ordinary shares being at all times vested with the beneficial owners of the ADSs representing the Class A ordinary shares. The depositary or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the Cayman Islands.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever we make a free distribution of Class A ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of Class A ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary will either distribute to holders new ADSs representing the Class A ordinary shares deposited or modify the ADS-to-Class A ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional Class A ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-Class A ordinary shares ratio upon a distribution of Class A ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary may sell all or a portion of the new Class A ordinary shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary does not distribute new ADSs as described above, it may sell the Class A ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional Class A ordinary shares, we will give prior notice to the depositary and we will assist the depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.

The depositary will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Class A ordinary shares other than in the form of ADSs.

The depositary will not distribute the rights to you if:

●	We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

●	We fail to deliver satisfactory documents to the depositary; or

●	It is not reasonably practicable to distribute the rights.

The depositary will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary is unable to sell the rights, it will allow the rights to lapse.

Elective Distributions

Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary in determining whether such distribution is lawful and reasonably practicable.

The depositary will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Cayman Islands would receive upon failing to make an election, as more fully described in the deposit agreement.

Other Distributions

Whenever we intend to distribute property other than cash, Class A ordinary shares or rights to subscribe for additional Class A ordinary shares, we will notify the depositary in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary in determining whether such distribution to holders is lawful and reasonably practicable.

If it is reasonably practicable to distribute such property to you and if we provide to the depositary all of the documentation contemplated in the deposit agreement, the depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary may sell all or a portion of the property received.

The depositary will not distribute the property to you and will sell the property if:

●	We do not request that the property be distributed to you or if we request that the property not be distributed to you; or

●	We do not deliver satisfactory documents to the depositary; or

●	The depositary determines that all or a portion of the distribution to you is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary will convert into U.S. dollars upon the terms of the deposit agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary may determine.

Changes Affecting Class A Ordinary Shares

The Class A ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancelation, consolidation or any other reclassification of such Class A ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

If any such change were to occur, your ADSs would, to the extent permitted by law and the deposit agreement, represent the right to receive the property received or exchanged in respect of the Class A ordinary shares held on deposit. The depositary may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary may not lawfully distribute such property to you, the depositary may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Class A Ordinary Shares

Upon completion of the offering, the Class A ordinary shares being offered pursuant to the prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary will issue ADSs to the placement agent named in the prospectus.

After the closing of the offer, the depositary may create ADSs on your behalf if you or your broker deposit Class A ordinary shares with the custodian. The depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the Class A ordinary shares to the custodian. Your ability to deposit Class A ordinary shares and receive ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the depositary or the custodian receives confirmation that all required approvals have been given and that the Class A ordinary shares have been duly transferred to the custodian. The depositary will only issue ADSs in whole numbers.

When you make a deposit of Class A ordinary shares, you will be responsible for transferring good and valid title to the depositary. As such, you will be deemed to represent and warrant that:

●	The Class A ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

●	All preemptive (and similar) rights, if any, with respect to such Class A ordinary shares have been validly waived or exercised.

●	You are duly authorized to deposit the Class A ordinary shares.

●	The Class A ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the deposit agreement).

●	The Class A ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary and also must:

●	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

●	provide such proof of identity and genuineness of signatures as the depositary deems appropriate;

●	provide any transfer stamps required by the State of New York or the United States; and

●	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Class A Ordinary Shares Upon Cancelation of ADSs

As a holder, you will be entitled to present your ADSs to the depositary for cancelation and then receive the corresponding number of underlying Class A ordinary shares at the custodian’s offices. Your ability to withdraw the Class A ordinary shares held in respect of the ADSs may be limited by U.S. and Cayman Islands legal considerations applicable at the time of withdrawal. In order to withdraw the Class A ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancelation of ADSs and any charges and taxes payable upon the transfer of the Class A ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

If you hold ADSs registered in your name, the depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary may deem appropriate before it will cancel your ADSs. The withdrawal of the Class A ordinary shares represented by your ADSs may be delayed until the depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary will only accept ADSs for cancelation that represent a whole number of securities on deposit.

You will have the right to withdraw the securities represented by your ADSs at any time except for:

●	Temporary delays that may arise because (i) the transfer books for the Class A ordinary shares or ADSs are closed, or (ii) Class A ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

●	Obligations to pay fees, taxes and similar charges.

●	Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the depositary to exercise the voting rights for the Class A ordinary shares represented by your ADSs. The voting rights of holders of Class A ordinary shares are described in the section of this prospectus titled “Description of Share Capital.”

At our request, the depositary will distribute to you any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the depositary timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the deposit agreement). Please note that the ability of the depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary in a timely manner.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
● Issuance of ADSs (e.g., an issuance of ADS upon a deposit of Class A ordinary shares, upon a change in the ADS(s)-to-Class A ordinary share ratio, or for any other reason), excluding ADS issuances as a result of distributions of Class A ordinary shares	Up to U.S. 5¢ per ADS issued

● Cancelation of ADSs (e.g., a cancelation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-Class A ordinary share ratio, or for any other reason)	Up to U.S. 5¢ per ADS canceled

● Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held

● Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held

● Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off)	Up to U.S. 5¢ per ADS held

● ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary

● Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to U.S. 5¢ per ADS (or fraction thereof) transferred

● Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the Deposit Agreement) into freely transferable ADSs, and vice versa).	Up to U.S. 5¢ per ADS (or fraction thereof) converted

As an ADS holder you will also be responsible to pay certain charges such as:

●	taxes (including applicable interest and penalties) and other governmental charges;

●	the registration fees as may from time to time be in effect for the registration of Class A ordinary shares on the share register and applicable to transfers of Class A ordinary shares to or from the name of the custodian, the depositary or any nominees upon the making of deposits and withdrawals, respectively;

●	certain cable, telex and facsimile transmission and delivery expenses;

●	the fees, expenses, spreads, taxes and other charges of the depositary and/or service providers (which may be a division, branch or affiliate of the depositary) in the conversion of foreign currency;

●	the reasonable and customary out-of-pocket expenses incurred by the depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Class A ordinary shares, ADSs and ADRs;

●	the fees, charges, costs and expenses incurred by the depositary, the custodian, or any nominee in connection with the ADR program; and

●	the amounts payable to the Depositary by any party to the Deposit Agreement pursuant to any ancillary agreement to the Deposit Agreement in respect of the ADR program, the ADSs and the ADRs.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancelation of ADSs are charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are canceled (in the case of ADS cancelations). In the case of ADSs issued by the depositary into DTC, the ADS issuance and cancelation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being canceled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series, the ADS conversion fee will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.

In the event of refusal to pay the depositary fees, the depositary may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder. Certain depositary fees and charges (such as the ADS services fee) may become payable shortly after the closing of the ADS offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary. You will receive prior notice of such changes. The depositary may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary agree from time to time.

Amendments and Termination

We may agree with the depositary to modify the deposit agreement at any time without your consent. We undertake to give holders of ADSs 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the Class A ordinary shares represented by your ADSs (except as permitted by law).

We have the right to direct the depositary to terminate the deposit agreement. Similarly, the depositary may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

After termination, the depositary will continue to collect distributions received (but will not distribute any such property until you request the cancelation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

In connection with any termination of the deposit agreement, the depositary may make available to owners of ADSs a means to withdraw the Class A ordinary shares represented by ADSs and to direct the depositary of such Class A ordinary shares into an unsponsored American depositary share program established by the depositary. The ability to receive unsponsored American depositary shares upon termination of the deposit agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.

Books of Depositary

The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The depositary will maintain in New York facilities to record and process the issuance, cancelation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Transmissions of Notices, Reports and Proxy Soliciting Material

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. Subject to the terms of the deposit agreement, the depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the depositary’s obligations to you. Please note the following:

●	We and the depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

●	The depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

●	The depositary disclaims any liability for any failure to accurately determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Class A ordinary shares, for the validity or worth of the Class A ordinary shares, for any tax consequences that result from the ownership of ADSs or other deposited property, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice or for any act or omission of or information provided by DTC or any DTC participant.

●	The depositary shall not be liable for acts or omissions of any successor depositary in connection with any matter arising wholly after the resignation or removal of the depositary.

●	We and the depositary will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

●	We and the depositary disclaim any liability if we or the depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, including regulations of any stock exchange, or by reason of present or future provision of any provision of our articles of association, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

●	We and the depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

●	We and the depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

●	We and the depositary also disclaim liability for the inability by a holder or beneficial owner to benefit from any distribution, offering, right or other benefit that is made available to holders of Class A ordinary shares but is not, under the terms of the deposit agreement, made available to you.

●	We and the depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

●	We and the depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

●	We and the depositary disclaim liability arising out of losses, liabilities, taxes, charges or expenses resulting from the manner in which a holder or beneficial owner of ADSs holds ADSs, including resulting from holding ADSs through a brokerage account.

●	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

●	Nothing in the deposit agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary and you as ADS holder.

●	Nothing in the deposit agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the deposit agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the Class A ordinary shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancelation of the ADSs and the withdrawal of the Class A ordinary shares, and such limitations would most likely not apply to ADS holders who withdraw the Class A ordinary shares from the ADS facility with respect to obligations or liabilities incurred after the cancelation of the ADSs and the withdrawal of the Class A ordinary shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary and to the custodian proof of taxpayer status and residence and such other information as the depositary and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary may take the following actions in its discretion:

●	Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

●	Distribute the foreign currency to holders for whom the distribution is lawful and practical.

●	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Class A ordinary shares (including Class A ordinary shares represented by ADSs) are governed by the laws of the Cayman Islands.

As an owner of ADSs, you irrevocably agree that any legal action arising out of the Deposit Agreement, the ADSs or the ADRs, involving the Company or the Depositary, may only be instituted in a state or federal court in the city of New York.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY.

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our Class A ordinary shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF PREFERRED SHARES

Subject to the provisions of the Companies Act and our second amended and restated memorandum and articles of association, our board of directors is empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of preferred shares and to fix their designations, powers, preferences and relative, participating, optional and other rights, if any, and the qualifications, limitations and restrictions thereof, if any, including, without limitation, the number of shares constituting each such class or series, dividend rights, conversion rights, redemption privileges, voting powers, full or limited or no voting powers, and liquidation preferences, and to increase or decrease the size of any such class or series (but not below the number of shares of any class or series of preferred shares then outstanding) to the extent permitted by the Companies Act. The resolution or resolutions of our board of directors providing for the establishment of any class or series of preferred shares may, to the extent permitted by the Companies Act, provide that such class or series shall be superior to, rank equally with or be junior to the preferred shares of any other class or series. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this prospectus, there are no issued and outstanding preferred shares of any series. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our Class A ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Shares Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

●	any terms of the offering;

●	any underwriter, dealers or agents;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	the net proceeds to us;

●	the purchase price of the securities;

●	any delayed delivery arrangements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our Class A ordinary shares represented by ADSs, which are listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and applicable prospectus supplement, or otherwise.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability to take advantage of certain benefits associated with being a Cayman Islands exempted company:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of foreign exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our currently effective memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We conduct all of our operations outside the United States, and substantially all of our assets are located outside the United States. Substantially all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

We have been advised by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, that the courts of the Cayman Islands are unlikely (1) to recognize and enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or the securities laws of any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

We have also been advised by Maples and Calder (Hong Kong) LLP that, although there is no statutory recognition in the Cayman Islands of judgments obtained in the federal or state courts of the U.S. (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final and conclusive, (4) is not in respect of taxes, a fine or a penalty, (5) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (6) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Zhong Lun Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether the PRC courts would:

●	recognize or enforce judgments of United States courts or Cayman courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Zhong Lun Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law. Zhong Lun Law Firm has advised us further that under PRC law, a foreign judgment that does not otherwise violate the basic legal principles, national sovereignty, security or public interest may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in China if they can establish sufficient connection to China for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it will be difficult for foreign shareholders, by virtue only of holding the ADSs or ordinary shares, to establish a sufficient connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

LEGAL MATTERS

We are being represented by Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs, preferred shares, and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Zhong Lun Law Firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. Wilson Sonsini Goodrich & Rosati, Professional Corporation may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Zhong Lun Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Nano Labs Ltd appearing in Nano Labs Ltd’s Annual Report (Form 20-F) for the year ended December 31, 2022 have been audited by MaloneBailey, LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The office of MaloneBailey, LLP is located at 10370 Richmond Avenue, Suite 600, Houston, Texas 77042.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at www.nano.cn, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

Up to US$45,000,000

Class A Ordinary Shares

PROSPECTUS

MAXIM GROUP LLC

August 21, 2025